UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Novavax, Inc.

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NOVAVAX, INC.

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, JUNE 18, 2008

To the Stockholders of Novavax, Inc.:

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders (the “Meeting”) of Novavax, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, June 18, 2008 at 10:00 a.m., local time, at the Company’s headquarters at 9920 Belward Campus Drive, Rockville, Maryland 20850 (the “Meeting”) for the purpose of considering and voting upon the following matters:

1.	To elect two directors as Class I directors to serve on the Board of Directors for a three-year term expiring at the 2011 Annual Meeting of Stockholders;

2.	To ratify the appointment of Grant Thornton LLP, an independent registered accounting firm, as the independent auditor of the Company for the year ending December 31, 2008; and

3.	To transact such other business which may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

The Board of Directors of the Company has fixed the close of business on Monday, April 21, 2008 as the record date for determining stockholders of the Company entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof.

A copy of the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2007, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the attached Proxy Statement.

By Order of the Board of Directors,

Jennifer Miller
Corporate Secretary

Rockville, Maryland
April 29, 2008

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE OVER THE INTERNET OR BY TELEPHONE AS PER THE INSTRUCTIONS ON THE ENCLOSED PROXY OR COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

NOVAVAX, INC.

9920 Belward Campus Drive
Rockville, Maryland 20850

PROXY STATEMENT

For the Annual Meeting of Stockholders
To Be Held Wednesday, June 18, 2008

INFORMATION CONCERNING THE MEETING

This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Novavax, Inc. (“Novavax” or the “Company”) for use at the Annual Meeting of Stockholders to be held on Wednesday, June 18, 2008 at 10:00 a.m. local time at the Company’s headquarters at 9920 Belward Campus Drive, Rockville, Maryland 20850 and at any adjournments or postponements thereof (the “Meeting”). The Notice of Meeting, this Proxy Statement, the enclosed proxy and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2007 are being mailed to stockholders on or about April 30, 2008.

What is the purpose of the meeting?

At the Meeting, stockholders will act upon the following matters:

To elect two directors as Class I directors to serve on the Board of Directors for a three-year term expiring at the 2011 Annual Meeting of Stockholders;

To ratify the appointment of Grant Thornton LLP, an independent registered accounting firm, as the independent auditor of the Company for the year ending December 31, 2008; and

To transact such other business which may properly come before the Meeting or any adjournment or postponement thereof.

In addition, management will report on the Company’s performance during fiscal year 2007 and respond to questions from stockholders.

Who is entitled to vote?

The Board of Directors has fixed Monday, April 21, 2008, as the record date for determining the stockholders entitled to receive notice of and to vote at the Meeting (the “Record Date”). The only class of stock of the Company entitled to vote at the Meeting is its Common Stock, $.01 par value (the “Common Stock”). Only the record holders of shares of Common Stock at the close of business on the Record Date may vote at the Meeting. On the Record Date, there were 61,958,786 shares of Common Stock outstanding and entitled to be voted. Each share entitles the holder to one vote on each of the matters to be voted upon at the Meeting.

How do I vote?

A stockholder may vote by mail, Internet or telephone as directed by the enclosed proxy.

What constitutes a quorum?

The presence in person or by proxy of the holders of a majority of the shares of Common Stock issued and outstanding on the Record Date and entitled to vote is required to constitute a quorum at the Meeting. If a quorum is not present, the stockholders entitled to vote who are present in person or represented by proxy at the Meeting have the power to adjourn the Meeting until a quorum is present, without notice other than an announcement at the Meeting, so long as such adjournment is less than 30 days and a new record date is not fixed. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Meeting as originally scheduled. Abstentions and broker non-votes will count in determining whether a quorum is present at the Meeting. A broker non-vote occurs when a broker or other nominee holds shares represented by a proxy, has not received voting instructions with respect to a particular item and does not have discretionary authority to vote such shares.

How does discretionary voting authority apply?

All properly executed proxies will be voted in accordance with the instructions of the stockholder. If no contrary instructions have been indicated, the proxies will be voted FOR the nominees named in Proposal I and FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent auditor for the year ending December 31, 2008. The Board of Directors knows of no other matters to be presented for consideration at the Meeting.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, Rahul Singhvi or Len Stigliano will vote in accordance with the recommendation of the Board. The Board recommends a vote:

FOR the election of John Lambert and Rahul Singhvi to serve on the Board of Directors for a three year term expiring at the 2011 Annual Meeting of Stockholders; and

FOR the ratification of the appointment of Grant Thornton LLP as the independent auditor of the Company for the year ending December 31, 2008.

With respect to any other matter that properly comes before the Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors.  Directors are elected by a plurality of the votes. The two nominees for director receiving the highest number of votes cast by stockholders entitled to vote for directors will be elected to serve on the Board. Only the number of votes FOR a nominee affect the outcome. Accordingly, votes withheld and abstentions will have no effect on the result of the vote on this matter.

Ratification of Independent Registered Public Accounting Firm.  The ratification of Grant Thornton LLP as the Company’s independent registered accounting firm for the fiscal year 2008 requires the affirmative vote of the holders of a majority of the votes present in person or represented by proxy and entitled to be cast at the Annual Meeting. A properly executed proxy marked ABSTAIN with respect to such ratification will have the effect of a negative vote on this matter. Broker non-votes are not considered as votes entitled to be cast on the matter, and thus will have no effect on the result of the vote on this matter.

Can I change my vote after I return my proxy card?

Stockholders may revoke proxies at any time before they are exercised at the Meeting by (a) signing and submitting a later-dated proxy to the Secretary of the Company; (b) delivering written notice of revocation to the Secretary of the Company; or (c) voting in person at the Meeting. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the stockholder’s proxy and vote in person.

Who bears the cost of solicitation of proxies?

The Company will bear the cost of soliciting proxies. In addition to solicitations by mail, the Company’s directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Company may also engage the services of a proxy solicitation firm in conjunction with the Meeting, in which event such firm may solicit your proxy, in person or by telephone, mail, facsimile or other communication, and will be paid by the Company a fee and reimbursed its reasonable expenses for such services. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Will every stockholder receive a Proxy Statement?

Certain stockholders who share the same address may receive only one copy of this Proxy Statement and the 2008 Annual Report to Stockholders in accordance with a notice delivered from such stockholders’ bank, broker or other holder of record, unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as “householding,” is designed to reduce printing and postage costs. If you own your shares through a bank, broker or other holder of record and wish to either stop or begin householding, you may do so, or you may request a separate copy of the Proxy Statement or the Annual Report, either by contacting your bank, broker or other holder of record at the telephone number or address provided in the above referenced notice, or contacting Novavax by telephone at (240) 268-2000 or in writing to Novavax, Inc., 9920 Belward Campus Drive, Rockville, Maryland 20850, Attention: Secretary. If you request to begin or stop householding, you should provide your name, the name of your broker, bank or other record holder, and your account information.

When are stockholder proposals due for the 2009 Meeting?

Proposals of stockholders for inclusion in the Proxy Statement and form of proxy for the 2009 Annual Meeting of Stockholders must be submitted to the Secretary of the Company in writing and be received by the Company at its principal executive offices no later than April 18, 2009. Stockholder proposals for consideration at the meeting but not included in the Proxy Statement will be considered untimely if the Company is not provided written notice in accordance with the advance notice provisions set forth in the Company’s By-laws. The By-laws state that in order to be timely, a stockholder’s notice must be delivered or mailed by first class U.S. mail, postage prepaid, and received at the Company’s principal executive office no less than 60 days and no more than 90 days prior to the date of the meeting. However, if less than 70 days’ prior notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice will be considered timely if it is received no later than the close of business on the 10th day following the date on which such notice was mailed or public disclosure was made of the meeting date (whichever occurred first). In order to curtail controversy as to the date on which the Company received a proposal, it is suggested that proponents submit their proposals by certified mail, return receipt requested.

In addition to being timely, a stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the annual meeting;

•	the name and address, as they appear on the Company’s books, of the stockholder proposing such business;

•	the number of shares of the Company which are beneficially owned by the stockholder; and

•	any material interest of the stockholder in such proposal.

Please note, however, that if the stockholder’s business relates to the election of directors of the Company, the procedures described under the caption “Nomination Procedures” herein relating to director nominations must be followed instead.

PROPOSAL I — ELECTION OF CLASS I DIRECTORS

Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the Company’s Board of Directors may consist of no fewer than three directors, with the specific number to be authorized by the Board of Directors from time to time at its discretion. The Board of Directors is presently authorized to consist of seven members, currently consisting of: Gary C. Evans, John Lambert, John O. Marsh, Jr., Michael A. McManus, Jr., Thomas P. Monath, M.D., Rahul Singhvi, Ph.D. and James B. Tananbaum, M.D.

During fiscal 2007, Dr. Denis O’Donnell resigned from the Board and Mr. John Lambert was elected by the directors to the Board of Directors as a Class I Director and named Executive Chairman of the Board. Mr. Gary Evans, the previous Chairman, was named Lead Independent Director. Prior to his election to the Board, Mr. Lambert had been a consultant for the Company. Mr. Lambert continues to act as a consultant to the Company.

The members of the Company’s Board of Directors are divided into three classes, designated Class I, Class II and Class III, each serving staggered three-year terms. The terms of the Class I directors expire at the Meeting. The terms of the Class II and Class III directors will expire at the 2009 and 2010 Annual Meetings of Stockholders, respectively. A director of any class who is elected by the Board of Directors to fill a vacancy resulting from an increase in the number of directors holds office for the remaining term of the class to which he or she is elected. A director who is elected by the Board to fill a vacancy arising in any other manner holds office for the remaining term of his or her predecessor. Directors elected by the stockholders at an annual meeting to succeed those whose terms expire at such meeting are of the same class as the directors they succeed and are elected for a term to expire at the third annual meeting of stockholders after their election and until their successors are duly elected and qualified.

In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships must be apportioned by the Board among the three classes so as to ensure that no one class has more than one director more than any other class. However, no existing director may be reclassified from one class to another and, therefore, the number of directors in each class may become temporarily imbalanced.

Two directors are to be elected at the Meeting. The Board of Directors, after recommendation by the Nominating and Corporate Governance Committee, has designated Mr. Lambert and Dr. Singhvi as nominees for reelection as Class I directors of the Company at the Meeting.

If elected, such nominees will serve until the expiration of their terms at the 2011 Annual Meeting of Stockholders and until their successors are elected and qualified. The nominees have consented to being named in this Proxy Statement and to serve if elected. The Board of Directors has no reason to believe that any nominee named herein will be unable or unwilling to serve if elected. If any nominee becomes unavailable to serve as a director, the persons named in the proxy will vote the proxy for a substitute nominee or nominees as they, in their discretion, shall determine.

The election of directors requires the affirmative vote of a plurality of the votes cast by stockholders entitled to vote at the Meeting. Accordingly, abstentions, broker non-votes and votes withheld for a nominee will not have any effect on the election of a director.

The principal occupations and qualifications of each nominee for director are as follows:

Nominees for Election as Class I Directors

		Director	Principal Occupation, Other Business
Name	Age	Since	Experience and Other Directorships

John Lambert	55	2007	Executive Chairman of the Board of Directors of Novavax since March 2007. Independent consultant with JG Solutions Limited from 2005 to 2007. President, Chiron Vaccines, a biopharmaceutical company, from 2001 to 2005. Currently the Chairman of the Conseil d’Administration of Farmaprojects S.A. (Spain), Non-Executive Chairman of Cambridge Biostability Ltd. (U.K.) and a non-executive board member of Acambis plc.
Rahul Singhvi	43	2005	President, Chief Executive Officer and Director of Novavax since August 2005. Senior Vice President and Chief Operating Officer of Novavax from April 2005 to August 2005 and Vice President — Pharmaceutical Development and Manufacturing Operations from April 2004 to April 2005. For ten years prior to joining the Company, served in several positions with Merck & Co., Inc., culminating as Director with the Merck Manufacturing Division from 1999 to 2004.

The principal occupations and qualifications of each of the continuing directors are as follows:

Directors Continuing as Class II Directors

		Director	Principal Occupation, Other Business
Name	Age	Since	Experience and Other Directorships

Gary C. Evans	50	1998	Lead Independent Director of Novavax, Inc. since March 2007. Chairman of the Board of Directors of Novavax, Inc. from April 2005 to March 2007. Chief Executive Officer of GreenHunter Energy, Inc. and Orion Ethanol, Inc., two publicly traded alternative energy companies. Chairman of Global Hunter Holdings, LP, since June 2005. Chairman, President and Chief Executive Officer of Magnum Hunter Resources, Inc., an oil and gas exploration and production company, from 1995 to 2005. Chairman of the Board of Directors and Chief Executive Officer of its predecessor, Hunter Resources, Inc., from 1985 to 1995. Currently a trustee of TEL Offshore Trust, a publicly traded oil and gas trust.

		Director	Principal Occupation, Other Business
Name	Age	Since	Experience and Other Directorships

John O. Marsh, Jr.	81	1991	Co-Chair of Independent Review Group for Walter Reed Hospital and Bethesda Navy Medical Center since 2007. Visiting Professor, George Mason University, since 2001. Visiting Professor, Virginia Military Institute, 1998. Interim Chief Executive Officer of Novavax from July 1996 to March 1997 and Chairman of the Board of Directors from July 1996 to February 1997. Secretary of the Army from 1981 to 1989. Counselor with Cabinet rank to the President of the United States from 1974 to 1977. Assistant for National Security Affairs to Vice President of the United States, 1974. Assistant Secretary of Defense from 1973 to 1974. U.S. Representative in Congress from 1963 to 1971.

James B. Tananbaum, M.D.	45	2006	Managing Director of Prospect Venture Partners II and III, LLC, a dedicated life science venture fund group which he co-founded in 2000. Chief Executive Officer of Theravance, Inc., a biopharmaceutical company, from 1997 to 2000. Partner, Sierra Ventures, a venture capital firm, from 1993 to 1997. Senior Product Manager of Merck & Co., Inc. from 1991 to 1993. Currently a director of various private biopharmaceutical companies and the following publicly traded biopharmaceutical companies: Infinity Pharmaceuticals, Inc. and Jazz Pharmaceuticals, Inc.

Directors Continuing as Class III Directors

		Director	Principal Occupation, Other Business
Name	Age	Since	Experience and Other Directorships

Michael A. McManus, Jr.	65	1998	President, Chief Executive Officer and Director of Misonix, Inc., a medical, scientific and industrial provider of ultrasonic and air pollution systems, since 1998. President and Chief Executive Officer of N.Y. Bancorp from 1990 to 1998. Assistant to the President of the United States from 1982 to 1985. Currently a director of American Home Mortgage Holdings, Inc. and A. Schulman Inc.
Thomas P. Monath, M.D.	67	2006	Partner, Kleiner Perkins Caufield & Byers. Chief Scientific Officer and Executive Director, Acambis Inc., 2003 to 2006. Vice President, Research & Medical Affairs, Acambis Inc. 1992 to 2003. Director, Sanaria Inc. 2005 to 2006. Medical Advisory Board, Symphogen A/S 2005 to 2006. Scientific Advisory Board, Transform Pharmaceuticals, 2005 to present, IAVI 2007 to present. Consultant to Acambis Inc., specifically for smallpox vaccine 2006 to 2007. Currently a director of two private life science companies — Juvaris BioTherapeutics and Xcellerex, Inc.

Certain Relationships and Related Transactions

In March 2002, pursuant to the 1995 Stock Option Plan, the Company approved the payment of the exercise price of options by two individuals who then served as directors, Dr. Denis O’Donnell and Mr. Mitchell Kelly, through the delivery of full recourse, interest-bearing promissory notes in the amount of $1,031,668 and $447,600, respectively. The borrowings accrued interest at 5.07% per annum and were secured by 166,667 and 95,000 shares of Company Common Stock, respectively, owned by the two directors. These shares of Company Common Stock are referred to herein as “pledged shares.” The notes were originally payable upon the earlier to occur of the following: (a) the date on which the director ceases for any reason to be a director of the Company; (b) in part to the extent of net proceeds, upon the date on which the director sells all or any portion of the pledged shares; or (c) in full on March 21, 2007.

Following Mr. Kelly’s resignation as a director on May 22, 2006, the Company approved an extension of his note. The note continued to accrue interest at 5.07% per annum, remained secured by 95,000 shares of the Company’s Common Stock and was payable on December 31, 2007, or earlier to the extent of the net proceeds from any sale of the pledged shares. This note has not yet been paid and the Company and Mr. Kelly are currently negotiating the terms of an extension.

Following Dr. O’Donnell’s resignation as a director on March 20, 2007, the Company approved an extension of his $1,031,668 note. The note continues to accrue interest at 5.07% per annum and is secured by shares of Common Stock owned by the former director and is payable on June 30, 2009, or earlier to the extent of the net proceeds from any sale of the pledged shares. In addition, the Company has the option to sell the pledged shares on behalf of the former director at any time that the market price of the Company’s Common Stock, as reported on NASDAQ Global Market, exceeds $7.00 per share.

There are no family relationships among any of the directors or executive officers (or any nominee therefor) of Novavax. No director, executive officer, nominee or any associate of any of the foregoing has any interest, direct or indirect, in any proposal to be considered and acted upon at the Meeting (other than the election of directors).

The Company has agreed with two institutional investors, KPCB Holdings, Inc. and Prospect Venture Partners III, L.P., to nominate an individual recommended by each investor to the Board. Dr. Monath was recommended by KPCB Holdings, Inc. and Dr. Tananbaum was recommended by Prospect Venture Partners.

Prior to his election to the Board of Directors, Mr. Lambert was engaged by the Company as a consultant to assist with specific projects, including business development efforts to evaluate the commercialization of the Company’s influenza vaccines. At the time of his election, Mr. Lambert had been paid an aggregate of approximately $34,000 in consulting fees for such services rendered through the date on which he was elected to the Board of Directors. On April 27, 2007, effective as of March 7, 2007, Mr. Lambert entered into a consulting agreement with Novavax pursuant to which he receives $220,000 annually in consulting fees for advice and input into material agreements to be entered into or amended by the Company and on significant matters related to clinical development of the Company’s product portfolio, including manufacturing issues and FDA approval and commercialization strategies. This consulting agreement has an initial term of three years.

The Company’s Code of Business Conduct and Ethics provides that the Audit Committee is responsible for approving all transactions or business relationships involving Novavax and any director or executive officer, including any indebtedness of such individuals to the Company and transactions between Novavax and either the director or officer personally, members of their immediate families, or entities in which they have an interest.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock to file with the Securities and Exchange Commission (the “SEC”) and the NASDAQ Global Market initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on a review of the copies of such reports (and any amendments thereto) furnished to the Company during or with respect to 2007 or written representations that no reports were required, the Company believes that during 2007 its executive officers, directors and holders of more than 10% of the Company’s Common Stock complied with all Section 16(a) filing requirements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE FOR THE ELECTION OF THE NOMINEES.

Information Regarding the Board of Directors and Certain Committees

On March 5, 2008, the Board of Directors determined, upon a recommendation by the Nominating and Corporate Governance Committee, that, with the exception of Dr. Singhvi and Mr. Lambert, each of whom is currently, or was within the last three fiscal years, an employee, a consultant or executive officer of the Company, all of the members of the Board are “independent” directors, as that term is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers (the “NASD”).

The Board of Directors met six times during 2007 and acted by written consent in lieu of a meeting four times. In addition, the non-employee directors met one time in executive session during the same period. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors they were eligible to attend and the total number of meetings held by all committees on which they served.

Recognizing that director attendance at the Company’s annual meetings of stockholders can provide stockholders with an opportunity to communicate with members of the Board, Novavax strongly encourages (but does not require) members of the Board to attend such meetings. Rahul Singhvi, John Lambert and John Marsh attended the 2007 Annual Meeting of Stockholders.

The Board of Directors of Novavax currently has four standing committees: a Compensation Committee, an Audit Committee, a Nominating and Corporate Governance Committee and a Government Relations Committee. In addition to the descriptions below, please refer to the “Report of the Compensation Committee” and “Report of the Audit Committee” included in this Proxy Statement.

Compensation Committee

The Compensation Committee of the Board of Directors consists of three directors — Mr. Marsh (Chairman), Dr. Monath and Dr. Tananbaum. Each is a “non-employee director,” as defined by Rule 16b-3 of the Exchange Act, “outside director,” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and an “independent director,” as defined by the listing standards of the NASD.

The Compensation Committee reviews and recommends salaries and other compensatory benefits for the employees, officers and directors of Novavax. The Compensation Committee also recommends actions to administer the equity incentive plans of the Company and recommends stock option grants and other awards for executive officers, key employees and directors of Novavax. The Compensation Committee acts pursuant to a written charter, a copy of which is posted on the Company’s website at www.novavax.com. The Compensation Committee reviews and evaluates the charter annually to ensure its adequacy and accuracy. In March 2007, the Compensation Committee approved revisions to its charter. The Committee is tasked with meeting at least four times during the year, and more frequently, if necessary. During 2007, the Compensation Committee met eight times and acted by written consent in lieu of a meeting one time.

As set forth in its charter, the Committee’s authority and responsibilities include but are not limited to:

•	providing advice and guidance with respect to the Company’s compensation strategy and philosophy;

•	evaluating and providing recommendations regarding executive compensation programs tied to the strategic and financial objectives of the Company and which will motivate and incentivize executives by tying their compensation to the Company’s performance and stockholder returns;

•	reviewing and recommending to the Board the goals and objectives relevant to the compensation of the Company’s Chief Executive Officer, annually evaluating the Chief Executive Officer’s performance, and recommending to the independent members of the Board the Chief Executive Officer’s total compensation package;

•	annually reviewing and making recommendations regarding executive officers and senior management compensation; and

•	evaluating and making recommendations annually regarding the appropriate level and form of compensation for members of the Board and its committees.

The Compensation Committee has the authority to engage independent compensation consultants or advisors, as it may deem appropriate in its sole discretion, and to approve related fees and retention terms of such consultants or advisors. In January 2008, the Compensation Committee engaged Radford Surveys and Consulting, a unit of Aon

Consulting, to assist the Committee in setting 2008 compensation for its executives. The Compensation Committee routinely holds meetings, some with management and some without management and participates in executive sessions without management, where compensation is discussed. The Chairman of the Compensation Committee is responsible for leadership of the Committee and sets meeting agendas.

The Committee may request that any officer or employee of the Company, outside counsel or consultant attend Committee meetings or confer with any members of, or consultants to, the Committee. The Committee is supported in its efforts by the Company’s human resources team, to which the Committee delegates authority for certain administrative functions. The Chief Executive Officer gives performance assessments and compensation recommendations for each executive officer of the Company (other than himself). The Executive Chairman gives performance assessments and compensation recommendations for each executive officer of the Company including the Chief Executive Officer. The Compensation Committee considers the Chief Executive Officer’s and the Executive Chairman’s recommendations and the information provided by the human resources team in its deliberations regarding executive compensation and sets the compensation of the executive officers based on such deliberations and recommends that the Board of Directors ratify such compensation. The Chief Executive Officer, Chief Financial Officer and the Executive Director of Human Resources and Administration generally attend Compensation Committee meetings but none are present for executive sessions or any discussion of their own compensation.

Compensation Committee Interlocks and Insider Participation

Throughout 2007, Mr. Marsh, Dr. Monath, and Dr. Tananbaum served on the Compensation Committee. None of the members of the Compensation Committee was at any time during 2007 an officer or employee of Novavax. Mr. Marsh served as interim Chief Executive Officer of the Company from July 1996 to March 1997.

No executive officer of the Company currently serves, or during 2007 served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Audit Committee

The Audit Committee currently consists of Messrs. McManus (Chairman), Evans and Marsh, each of whom is a non-employee director and each of whom is an independent director as defined by the Exchange Act and the listing standards of the NASD. The Audit Committee met nine times during the 2007 fiscal year and acted by written consent in lieu of a meeting one time.

The Board has determined that each of Mr. McManus and Mr. Evans qualifies as an “audit committee financial expert” as that term is defined by the rules and regulations of the SEC, and is financially sophisticated as required by the listing standards for the NASD.

The Audit Committee acts pursuant to the Audit Committee Charter as adopted by the Board. A copy of the charter is available on the Company’s website at www.novavax.com. The Audit Committee reviews and evaluates the charter annually to ensure its adequacy and accuracy, and is charged with performing an annual self-evaluation with the goal of continuing improvement. In March 2007, the Audit Committee approved revisions to its charter.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. To this end, the Committee meets with the Company’s independent registered public accounting firm to discuss the scope and results of its examination and reviews the financial statements and reports contained in the Company’s periodic and other filings. The Audit Committee also reviews the adequacy and efficacy of the Company’s accounting, auditing and financial control systems, as well as the Company’s disclosure controls and procedures; monitors the adequacy of the Company’s accounting and financial reporting processes and practices; and considers any issues raised by its members, the Company’s independent registered public accounting firm and the Company’s employees. To assist in carrying out its duties, the Audit Committee is authorized to investigate any matter brought to its attention, retain the services of independent advisors (including legal counsel, auditors and other experts), and receive and respond to concerns and complaints relating to accounting, internal accounting controls and auditing matters. The Audit Committee regularly meets with the Company’s independent auditor without management present, with management without the independent auditor present and in executive session without management or the independent auditor present.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Governance Committee”) consists of Messrs. Evans (Chairman), Marsh and McManus, and Drs. Monath and Tananbaum, each of whom is an independent director as defined by the Exchange Act and the listing standards of the NASD. The Governance Committee met two times during 2007 and acted by written consent in lieu of a meeting two times.

The Governance Committee acts pursuant to a written charter, a copy of which is available on the Company’s website at www.novavax.com. The Governance Committee reviews and evaluates the charter annually to ensure its adequacy and accuracy. In April 2007, the Governance Committee approved revisions to its charter.

As provided in the charter, the primary function of the Governance Committee is to assist the Board in fulfilling its responsibilities by: reviewing and making recommendations to the Board regarding the Board’s size, structure and composition; establishing criteria for Board membership; identifying and evaluating candidates qualified to become members of the Board, including candidates proposed by stockholders; selecting, or recommending for selection, director nominees to be presented for approval at the annual meeting of stockholders and to fill vacancies on the Board; evaluating Company policies relating to the recruitment of Board members; developing and recommending to the Board corporate governance policies and practices applicable to the Company; monitoring compliance with the Company’s Code of Business Conduct and Ethics; and handling such other matters as the Board or committee deems appropriate. The Governance Committee’s goal is to contribute to the effective representation of the Company’s stockholders and to play a leadership role in shaping the Company’s corporate governance.

As noted above, it is the Governance Committee’s responsibility to review and evaluate director candidates, including candidates submitted by stockholders. In performing its evaluation and review, the Governance Committee does not differentiate between candidates based on the proposing constituency, but rather applies the same criteria to each candidate.

Nomination Procedures

Stockholders who wish to nominate qualified candidates to serve as directors of the Company may do so in accordance with the procedures set forth in the Company’s Amended and Restated By-laws (the “By-laws”), which procedures did not change during the last fiscal year. As set forth in the By-laws, a stockholder must notify the Company in writing, by notice delivered to the attention of the Secretary of the Company at the address of the Company’s principal executive offices, of a proposed nominee. In order to ensure meaningful consideration of such candidates, notice must be received not less than 60 days nor more than 90 days prior to the meeting. However, if the Company does not give notice or make public disclosure of the date of the meeting at least 70 days’ prior to the meeting date, notice will be considered timely if it is received no later than the close of business on the 10th day following the date on which such notice was given or public disclosure was made (whichever occurred first).

The notice must set forth as to each proposed nominee:

•	name, age, business address and, if known, residence address;

•	his or her principal occupation or employment;

•	the number of shares of stock of the Company, if any, which are beneficially owned by such nominee; and

•	any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to applicable law.

The notice must also set forth with respect to the stockholder giving the notice:

•	the name and address, as they appear on the Company’s books, of such stockholder; and

•	the number of shares of the Company that are owned by such stockholder.

The Company may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of the nominee to serve as a director. Nominations received through this process will be forwarded to the Governance Committee for review.

When considering candidates, the Governance Committee strives to achieve a balance of knowledge, experience and achievement such that the Company’s Board reflects a broad range of talent, age, skill and expertise. While there are no set minimum requirements, a candidate should:

•	be intelligent, thoughtful and analytical;

•	possess superior business-related knowledge, skills and experience;

•	reflect the highest integrity, ethics and character;

•	have excelled in both academic and professional settings;

•	demonstrate achievement in his or her chosen field;

•	be free of actual or potential conflicts of interest;

•	have the ability to devote sufficient time to the business and affairs of the Company; and

•	demonstrate the capacity and desire to represent the best interests of the Company’s stockholders as a whole.

In addition to the above criteria (which may be modified from time to time), the Governance Committee may consider such other factors as it deems in the best interests of the Company and its stockholders and that may enhance the effectiveness and responsiveness of the Board and its committees. Finally, the Governance Committee must consider a candidate’s independence to make certain that the Board includes at least a majority of “independent” directors to satisfy all applicable independence requirements, as well as a candidate’s financial sophistication and special competencies.

The Governance Committee identifies potential candidates through referrals and recommendations, including by incumbent directors, management and stockholders, as well as through business and other organizational networks. To date, the Governance Committee has not retained or paid any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees, although it reserves the right to engage executive search firms and other third parties to assist in finding suitable candidates.

Current members of the Board with the requisite skills and experience are considered for re-nomination, balancing the value of the member’s continuity of service with that of obtaining a new perspective, and considering each individual’s contributions, performance and level of participation, the current composition of the Board, and the Company’s needs. The Governance Committee also must consider the age and length of service of incumbent directors. In March 2005, the committee recommended to the Board, and the Board adopted, a rule not to re-nominate a director for re-election if such director has served ten years as a director or has reached 75 years of age. If any existing members do not wish to continue in service or if it is decided not to re-nominate a director, new candidates are identified in accordance with those skills, experience and characteristics deemed necessary for new nominees, and are evaluated based on the qualifications set forth above. In every case, the Governance Committee meets (in person or telephonically) to discuss each candidate, and may require personal interviews before final approval. Once a slate is selected, the Governance Committee presents it to the full Board.

Government Relations Committee

The Government Relations Committee consists of Messrs. Marsh (Chairman) and McManus and Dr. Singhvi. The purpose of the Government Relations Committee is to assist management of the Company with respect to government funding of its vaccine projects and to assist management with the education of state and federal executive and legislative branches of government regarding the Company’s programs. The Government Relations Committee did not meet during 2007.

Code of Business Conduct and Ethics

Novavax’s Board of Directors adopted a written Code of Business Conduct and Ethics in March 2004, which applies to each of Novavax’s officers, directors and employees, including, but not limited to, the Company’s Chief

Executive Officer, Chief Financial Officer (who also serves as the principal accounting officer) and the Controller. Each of Novavax’s officers, directors and employees are required to adhere to this code in addressing the legal and ethical issues encountered in conducting their work. The code requires that employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company’s best interest. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code. The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has such procedures in place. The Code of Business Conduct is reviewed at least annually by the Nominating and Corporate Governance Committee. A copy of the Code of Business Conduct and Ethics is posted on Novavax’s website at www.novavax.com.

Stockholder Communications with the Board of Directors

The Board welcomes communications from stockholders and has adopted a procedure for receiving and addressing such communications. Stockholders may send written communications to the entire Board or individual directors, addressing them to Novavax, Inc., 9920 Belward Campus Drive, Rockville, Maryland 20850, Attention: Secretary. Communications by e-mail should be addressed to ir@novavax.com and marked “Attention: Secretary” in the “Subject” field. All such communications will be forwarded to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Company has the authority to discard the communication or take appropriate legal action.

Compensation of Directors

Compensation for non-employee directors is comprised of two components — cash compensation and equity awards. Dr. Singhvi does not receive additional compensation for his service on the Board. For information concerning the compensation of Dr. Singhvi, the only director who is also an officer of the Company, see “Executive Compensation” below.

Cash Compensation

Mr. Lambert receives an annual retainer of $30,000 as compensation for his services as a director and as Executive Chairman of the Board and does not receive additional compensation for attending board and committee meetings. Mr. Lambert also receives consulting fees from the Company, which are described in the section titled “Certain Relationships and Related Transactions.” Each independent director not employed by Novavax and not serving on a committee receives an annual retainer of $10,000; the chairs of the Audit, Compensation, Nominating & Corporate Governance and Government Relations Committees receive annual retainers of $20,000, $15,000, $15,000 and $5,000, respectively; and non-employee directors serving on one or more committees receive an annual retainer of $12,000. Annual retainers are paid quarterly.

Each director, other than Dr. Singhvi and Mr. Lambert, also receives $1,500 for each meeting of the Board of Directors he attends in person and $750 for each meeting attended telephonically. In addition, each such director who is a committee member also receives $500 per committee meeting attended in person and $250 for each meeting attended telephonically, except that the chair of each committee receives $1,000 per committee meeting attended in person and $500 for each meeting attended telephonically. In all cases, no fees are paid for telephonic meetings of the Board or any committee thereof lasting less than 30 minutes. Directors are also reimbursed by the Company for reasonable costs and expenses incurred for attending Board and committee meetings.

No other cash compensation was paid to the directors for their services to the Company as directors during 2007.

Equity Awards

At its meeting on March 7, 2007, the Board granted options to purchase Company Common Stock to each of its non-employee directors. The Board granted an option to purchase 100,000 shares of Company Common Stock to Mr. Evans and an option to purchase 15,000 shares of Company Common Stock to each of Mr. Marsh,

Mr. McManus, Dr. Monath, Dr. O’Donnell and Dr. Tananbaum. All of the options have an exercise price of $2.77 per share and vested in full six months after the date of the grant. Upon electing Mr. Lambert as a director and the Executive Chairman, the Board granted Mr. Lambert an option to purchase 250,000 shares of Company Common Stock with an exercise price of $2.77 per share. The option vests in five separate tranches of 50,000 shares. In addition, the Board granted Mr. Lambert 100,000 Restricted Stock Units. Each Restricted Stock Unit represents a contingent right to receive one share of Novavax Common Stock. The Restricted Stock Units also vest in five separate tranches of 20,000 units. Mr. Lambert’s options and Restricted Stock Units shall vest upon the occurrence of the following milestones: (i) two tranches vest upon Novavax’s achievement of certain performance criteria, one tranche of which is vested; (ii) one tranche vests upon Novavax’s Common Stock achieving a market price of $6.00 per share; (iii) one tranche vests upon Novavax’s Common Stock achieving a market price of $10.00 per share; and (iv) one tranche vests on March 7, 2010.

At its meeting on March 8, 2008, the Board granted options to purchase Company Common Stock to each of its directors. The Board granted an option to purchase 15,000 shares of Company Common Stock to each of Mr. Evans, Mr. Marsh, Mr. McManus, Dr. Monath and Dr. Tananbaum and an option to purchase 25,000 shares of Company Common Stock to Mr. Lambert. All of the options have an exercise price of $2.61 per share and will vest in full six months after the date of the grant.

Summary Director Compensation Table

The following table sets forth information concerning the compensation paid by the Company to each individual who served as a non-employee director at any time during fiscal 2007:

	Fees Earned
	or Paid in	Stock	Option	All Other
Name	Cash	Awards	Awards(3)	Compensation	Total

Gary C. Evans	$28,500	—	$180,971	—	$209,471
John Lambert(1)	$17,083	$53,861	$88,689	$163,285	$322,918
John O. Marsh, Jr.	$35,500	—	$25,233	—	$60,733
Michael A. McManus, Jr.	$34,500	—	$25,233	—	$59,733
Thomas Monath, M.D.	$23,000	—	$25,233	—	$48,233
James B. Tananbaum	$21,750	—	$25,233	—	$46,983
Denis O’Donnell(2)	$6,750	—	$26,472	—	$33,222

(1)	Mr. Lambert was elected to the Board of Directors on March 7, 2007. See “Certain Relationships and Related Transactions” on page 7 for information regarding the consulting agreement between the Company and Mr. Lambert.

(2)	Dr. O’Donnell resigned from the Board of Directors on March 20, 2007. See “Certain Relationships and Related Transactions” on page 7 for information regarding transactions between the Company and Dr. O’Donnell.

(3)	Because options awarded to directors in 2007 vested in full during 2007, this column reflects the grant date fair value and the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) Share Based Payment (“SFAS No. 123R”) for all stock and stock option awards outstanding for any portion of the current year. Assumptions used in the calculation of this amount for years ended December 31, 2005, 2006 and 2007 are included in Note 9 to the Company’s audited financial statements for the year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008.

PROPOSAL II — RATIFICATION OF APPOINTMENT OF THE COMPANY’S INDEPENDENT AUDITOR

The Audit Committee has appointed Grant Thornton LLP as the independent registered public accounting firm to serve as the independent auditor for Novavax in respect of the year ending December 31, 2008. The Audit Committee recommends that the stockholders of Novavax ratify this appointment. Although ratification is not required by the Company’s By-laws or otherwise, the Board is submitting the selection of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice.

The affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting and voting on the proposal shall constitute ratification of the selection of Grant Thornton LLP. If the appointment of Grant Thornton LLP as the Company’s independent auditor is ratified, the Audit Committee may, in its discretion, change the appointment at any time during the year should it determine such a change would be in the best interest of the Company and the stockholders. If the stockholders, however, do not ratify the appointment, the Audit Committee will reconsider whether to retain Grant Thornton LLP but may proceed with the retention of Grant Thornton LLP if it deems it to be in the best interest of the Company and the stockholders.

Representatives of Grant Thornton LLP are expected to be present at the meeting and will have an opportunity to address the meeting and respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE
INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On April 17, 2006, Novavax, Inc. dismissed Ernst & Young LLP as its independent registered public accounting firm and on April 20, 2006, the Company appointed Grant Thornton LLP to be the Company’s independent registered public accountant. The report of Ernst & Young LLP on the consolidated financial statements for fiscal 2005 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The report of Ernst & Young LLP on the consolidated financial statements for fiscal 2004 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the opinion contained a “going concern” explanatory paragraph. The Audit Committee participated in and approved the decision to change independent registered public accounting firms. Grant Thornton LLP’s report for the years ended December 31, 2006 and 2007 did not contain an adverse opinion or disclaimer of opinion, was not qualified or modified as to uncertainty, audit scope or accounting principles. Prior to the engagement of Grant Thornton LLP, neither the Company nor anyone on behalf of the Company consulted with Grant Thornton LLP during the Company’s two most recent fiscal years and through April 20, 2006, in any manner regarding: (A) either the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither was a written report provided to the Company nor was oral advice provided that Grant Thornton LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (B) the subject of either a disagreement or a reportable event, as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

In connection with its audits for the fiscal years ended December 31, 2004 and 2005 and through April 17, 2006, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused them to make reference thereto in their report on the financial statements for such years.

During the two most recent fiscal years and through April 17, 2006, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). The Company requested Ernst & Young LLP to furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated April 20, 2006 is filed as Exhibit 16 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 21, 2006.

Principal Accountant Fees and Services

The following is a summary of the fees billed by Ernst & Young LLP for professional services rendered as the Company’s independent registered public accounting firm during the 2006 fiscal year prior to its dismissal, as well as fees billed by Grant Thornton LLP for professional services rendered as the Company’s independent registered public accounting firm during the 2007 and 2006 fiscal year.

	Grant Thornton LLP		Ernst & Young LLP
	Fiscal	Fiscal	Fiscal
Fee Category	2007	2006	2006

Audit Fees	$482,781	$451,255	$53,800
Audit Related Fees	$—	$—	$—
Tax Fees	$—	$—	$—
All Other Fees	$—	$—	$—
Total Fees	$482,781	$451,255	$53,800

Audit Fees.  Consists of fees for professional services rendered in connection with the audit of the Company’s annual consolidated financial statements for 2007 and 2006 and the reviews of the consolidated financial statements included in the Company’s quarterly reports on Forms 10-Q. These amounts included fees billed for annual financial statement and internal control audits, quarterly reviews, and registration statement filings and consents.

Audit-Related Fees.  Consists of fees for assurance and related services that were reasonably related to the performance of the independent registered public accounting firm’s audit or review of the Company’s financial statements.

Tax Fees.  Consists of fees for professional services rendered for tax compliance, tax advice and tax planning for the Company. These amounts represent those billed for tax return preparation for the Company and its subsidiaries.

All Other Fees.  Consists of fees for products and services provided other than those otherwise described above.

Pre-Approval Policies

As contemplated by applicable law and as provided by the Audit Committee’s charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm. In connection with such responsibilities, the Audit Committee is required, and it is the Audit Committee’s policy, to pre-approve the audit and permissible non-audit services (both the type and amount) performed by the Company’s independent registered public accounting firm in order to ensure that the provision of such services does not impair the firm’s independence, in appearance or fact.

Under the policy, unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require separate pre-approval by the Audit Committee. If fees for a proposed service of a type that has been pre-approved approach or exceed pre-determined fee triggers, the Audit Committee and the independent registered public accounting firm must confer and the Audit Committee must grant its approval before further work may be performed. For audit services (including the annual financial statement audit, required quarterly statement reviews, subsidiary audits, and other procedures required to be performed by the independent registered public accounting firm to be able to form an opinion on the Company’s consolidated financial statements), the independent registered public accounting firm must provide to the Audit Committee in advance an engagement letter, outlining the scope of audit services proposed to be performed with respect to the audit for that fiscal year and associated fees. If agreed to by the Audit Committee, the engagement letter is formally accepted by the committee at its next regularly scheduled meeting.

All permissible non-audit services not specifically approved in advance must be separately pre-approved by the Audit Committee, as noted above. Requests or applications to provide services must be in writing and include a description of the proposed services, the anticipated costs and fees, and the business reasons for engaging the independent registered public accounting firm to perform the services. The request must also include a statement as to whether the request or application is consistent with the SEC’s rules on registered public accounting firm independence.

To ensure prompt handling of unexpected matters, the Audit Committee has delegated authority to pre-approve audit and permissible non-audit services between regularly scheduled meetings of the committee to its Chairman, who is responsible for reporting any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee has not and will not delegate to management of the Company the Audit Committee’s responsibilities to pre-approve services performed by the independent registered public accounting firm. The Audit Committee pre-approved all audit and permissible non-audit services provided to the Company by the independent registered public accounting firm during 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 17, 2008 with respect to the beneficial ownership of shares of Common Stock by (i) each person (including any group) known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) the directors of the Company and nominees, (iii) the Named Executive Officers of the Company as identified in the “Summary Compensation Table” below, and (iv) all current directors and executive officers of the Company as a group.

	Shares of		Percent
	Common Stock		of Class
Name and Address of Beneficial Owner	Beneficially Owned (1)		Outstanding

Oppenheimer Funds, Inc. Two World Financial Center 225 Liberty Street, 11th Floor New York, NY 10281-1008	6,614,895	(2)	10.67%
Ironwood Investment Management, LLC 21 Custom House Street, Suite 240 Boston, MA 02110	3,990,597	(3)	6.44%
Prospect Venture Partners III, L.P. c/o Prospect Venture Partners 435 Tasso Street, Suite 200 Palo Alto, CA 94301	3,116,637	(4)	5.03%

Directors, Nominees and Executive Officers

Gary C. Evans	1,303,500	(5)	1.35%
Raymond J. Hage	427,534	(6)	*
Penny Heaton	104,344	(7)	*
John Lambert	70,000	(8)	*
John O. Marsh, Jr.	153,500	(9)	*
Michael A. McManus, Jr.	207,500	(10)	*
Thomas P. Monath, M.D.	2,888,563	(11)	4.63%
James Robinson	114,414	(12)	*
Rahul Singhvi	904,218	(13)	*
Len Stigliano	10,000		*
James B. Tananbaum	3,131,637	(14)	5.02%
Jeffrey W. Church(15)	0	(15)	0%
All current directors and executive officers as a group	9,675,651		11.59%

*	Percentage is less than 1% of the total number of outstanding shares of the Company’s Common Stock.

(1)	Unless otherwise indicated, each party named in the table has sole voting and investment power over the shares beneficially owned. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned, including shares that may be acquired by such person or group within 60 days of April 17, 2008 upon the exercise of stock options, warrants or other purchase rights, but not the exercise of options, warrants or other purchase rights held by any other person. The address of each director, nominee and Named Executive Officer of the Company is c/o Novavax, Inc., 9920 Belward Campus Drive, Rockville, Maryland 20850.

(2)	As reported by OppenheimerFunds, Inc. (“Oppenheimer”) on Schedule 13G as filed on February 5, 2008. Oppenheimer disclaims beneficial ownership of such shares pursuant to Rule 13d-4 of the Exchange Act. Oppenheimer owns 6,009,833 shares jointly with Oppenheimer Global Opportunities Fund (the “Fund”) The address of the Fund is 6803 S. Tuscon Way, Centennial, Colorado 80112.

(3)	As reported by Ironwood Investment Management, LLC (“Ironwood”) on Schedule 13G as filed on February 14, 2008.

(4)	As reported by Prospect Venture Partners III, L.P. (“PVP”) on Schedule 13G as filed on February 14, 2008. Prospect Management Co. III, LLC (“PMC”) is the general partner of PVP and directs the voting and disposition of the shares. PMC’s address is c/o Prospect Venture Partners, 435 Tasso Street, Suite 200, Palo Alto, California, 94301. Dr. Tananbaum is a managing director of PMC and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(5)	Includes 452,500 shares of Common Stock issuable upon the exercise of options. Also includes 4,000 shares owned of record by Gary Evans Custodian for Dustin Evans UTMA/TX and 4,000 shares owned by record by Gary Evans Custodian for Casey Evans UTMA/TX.

(6)	Includes 36,261 shares of restricted stock that are not yet vested and 324,000 shares of Common Stock issuable upon the exercise of options.

(7)	Includes 16,666 shares of restricted stock that are not yet vested and 77,334 shares of Common Stock issuable upon the exercise of options.

(8)	Includes 50,000 shares of Common Stock issuable upon the exercise of options.

(9)	Includes 117,500 shares of Common Stock issuable upon the exercise of options.

(10)	Includes 147,500 shares of Common Stock issuable upon the exercise of options.

(11)	Includes 2,873,563 shares owned by the Pandemic and BioDefense Fund, a fund of Kleiner Perkins Caufield & Byers. Dr. Monath is a partner of Pandemic and BioDefense Fund. Dr. Monath disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 15,000 shares of Common Stock issuable upon the exercise of options.

(12)	Includes 23,333 shares of restricted stock that are not yet vested and 53,334 shares of Common Stock issuable upon the exercise of options. Also includes (a) 930 shares of Common Stock which he holds as custodian for his daughter and (b) 150 shares of Common Stock which he holds as custodian for his grandson. Mr. Robinson disclaims beneficial ownership of the shares he holds as custodian.

(13)	Includes 69,595 shares of restricted stock that are not yet vested and 693,334 shares of Common Stock issuable upon the exercise of options.

(14)	Includes 3,116,637 shares owned by Prospect Venture Partners III, L.P., of which Mr. Tananbaum is a managing member of its general partner, Prospect Management Co. III, LLC. Dr. Tananbaum disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 15,000 shares of Common Stock issuable upon the exercise of options.

(15)	Mr. Church resigned as the Company’s Vice President, Treasurer, Secretary and Chief Financial Officer effective April 20, 2007. At that time, none of Mr. Church’s shares of restricted stock and options to acquire shares of Common Stock were vested.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides the Company’s equity compensation plan information as of December 31, 2007. Under these plans, the Company’s Common Stock may be issued upon the exercise of options. See also the information regarding stock options in Note 9 to the Company’s consolidated financial statements for the year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008.

Number of Securities
Remaining Available
for Future Issuance
	Number of Securities		Under Equity
	to be Issued	Weighted-Average	Compensation Plans
	Upon Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected in Column
	Warrants and Rights	Warrants and Rights	(a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	6,290,520	$4.50	4,122,704
Equity compensation plans not approved by security holders	N/A	N/A	N/A

(1)	Includes the Company’s 2005 Stock Incentive Plan, 1995 Stock Option Plan and 1995 Director Stock Option Plan.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Discussion and Analysis (the “CD&A”) discusses the compensation of Novavax’s named executive officers for 2007. The named executive officers are Dr. Rahul Singhvi, President and Chief Executive Officer (the “CEO”), Len Stigliano, Vice President, Treasurer and Chief Financial Officer (the “CFO”), Jeffrey Church, former Vice President, Treasurer, Corporate Secretary and Chief Financial Officer, Raymond J. Hage, Senior Vice President of Commercial Operations, Dr. Penny Heaton, Vice President and Chief Medical Officer and James Robinson, Vice President of Technical and Quality Control Operations (collectively, the “Named Executive Officers”). Mr. Stigliano and Mr. Robinson were new hires for Novavax during 2007 and Mr. Church resigned from his position effective April 20, 2007.

The CD&A considers the Company’s executive compensation philosophy, the objectives and operation of the compensation program, how compensation was set for 2007 and the various elements of compensation paid to the Named Executive Officers during 2007.

Executive Compensation Philosophy

Novavax’s compensation program is designed to attract, retain and reward a performing workforce in a highly competitive recruitment and retention market to achieve the Company’s mission, vision and goals. This philosophy is reflected in the components of the Company’s compensation program, and includes:

•	providing a competitive salary upon hire;

•	a performance management process that defines objectives, tracks employee performance and ties into the reward process through merit pay and incentive bonuses;

•	an annual merit increase plan that rewards the individual employee’s contribution for the fiscal year;

•	individual promotions that reward strong performance;

•	an annual incentive bonus that rewards individual and company performance;

•	a stock option plan that provides initial stock option grants upon hire and additional grants for promotions, strong performance, and retention of high potential personnel; and

•	a market competitive benefits plan.

The Compensation Committee believes that these components provide many tools for retaining and rewarding high performing employees and covers the wide spectrum of employment needs.

Objectives of the Compensation Program

Attract and retain highly qualified executives.

The Compensation Committee believes that the compensation program for Novavax’s Named Executive Officers should be designed to attract, motivate and retain highly qualified executive officers responsible for the success of Novavax and should be determined within a framework that rewards performance and aligns the interests of the Named Executive Officers with the interests of the Company’s stockholders. Within this overall philosophy, the Compensation Committee’s objectives are to:

•	offer a total compensation program that enables Novavax to attract, motivate, recruit and retain, from a limited pool of resources, individuals who are highly experienced and successful, and to provide total compensation that is competitive with the Company’s peer companies within the biotech and pharmaceutical industry;

•	achieve an equitable balance in the compensation offered to each member of the executive team;

•	provide annual variable cash incentive awards that take into account the satisfaction of designated individual performance criteria based on the Company’s performance goals; and

•	make a significant portion of Named Executive Officers’ compensation dependent on Novavax’s long-term performance and on enhancing stockholder value by providing appropriate long-term, equity-based incentives and encouraging stock ownership.

Reflect performance and reward high performance.

The Compensation Committee believes that a significant portion of a Named Executive Officer’s total compensation should reflect performance in the areas of overall Company performance and individual performance. Incentives are based on meeting criteria in each of these categories and reflect the Named Executive Officer’s overall contribution to the Company.

Reward Named Executive Officers for meeting Novavax’s strategic goals and objectives.

The compensation program rewards the Company’s Named Executive Officers for achieving specified performance goals, building stockholder value, and maintaining long term careers with Novavax. Novavax rewards these three aspects so that the executive team makes balanced annual and long-term decisions that the Compensation Committee expects will result in financial performance, scientific and product development innovations, and the achievement of the strategic business objectives.

Align Named Executive Officers’ goals with Novavax’s stockholders’ goals.

The Committee believes that Novavax’s long-term success depends upon aligning executives’ and stockholders’ interest. To support this objective, Novavax provides the Named Executive Officers with equity accumulation opportunities, by awarding stock options and restricted stock. Stock option grants typically vest over three years to support long-term retention of Named Executive Officers and reinforce long-term consideration because Named Executive Officers cannot exercise the options until they have vested. Restricted stock generally vests over three years or as the executive achieves certain pre-established milestones. At times, the Company awards stock options or restricted stock that vest as the executive achieves certain milestones in order to incent the Named Executive Officer to achieve strategic Company goals within such Named Executive Officer’s area of responsibility.

Oversight and Operation of the Executive Compensation Program

The Compensation Committee is appointed by the Board of Directors to assist the Board with its responsibilities related to the compensation of the Company’s officers, directors and employees and the development and administration of the Company’s compensation plans. For details on the Compensation Committee’s oversight of the executive compensation program, see the section titled “Information Regarding the Board of Directors and Certain Committees — Compensation Committee” on page 8 of this Proxy Statement.

The CEO evaluates and provides performance assessments and compensation recommendations for each Named Executive Officer other than himself to the Compensation Committee. John Lambert, the Executive Chairman of the Company’s Board of Directors, evaluates the CEO’s performance and makes compensation recommendations for the CEO to the Compensation Committee. The Compensation Committee considers the Chief Executive Officer’s and the Executive Chairman’s recommendations and information provided by the human resources team (described below) in its deliberations regarding executive compensation and sets the compensation of the Named Executive Officers based on such deliberations. The Board of Directors ratifies the compensation set by the Compensation Committee. The Chief Executive Officer, Chief Financial Officer and the Executive Director of Human Resources and Administration generally attend Compensation Committee meetings but none are present for executive session or any discussion of their own compensation.

Setting Executive Compensation

Compensation packages for each Named Executive Officer are analyzed and discussed separately at the first Compensation Committee meeting each year. Prior to that meeting, the Company’s human resources team performs an analysis, considering the goals of market competitiveness, the executive’s performance and contribution to the company, and internal equity. The human resources team then benchmarks each Named Executive Officer’s current compensation against the 50th percentile of Survey Data, which is described in further detail below. The Compensation Committee believes this is a common benchmark among biotech companies similar in size to Novavax and therefore the Company remains competitive by targeting the 50th percentile of the Survey Data. At any time, the Compensation Committee and the Board of Directors may request additional information from the human resources team.

Salary Survey Data

When setting the compensation for the Named Executive Officers in 2007, the human resources team and the Compensation Committee reviewed wage surveys that were specific to the life sciences industry. These surveys include the Radford Global Life Sciences Survey and the Culpepper Life Sciences Wage Survey (collectively, the “Survey Data”). The Radford Global Life Sciences Survey provides total compensation and practices data for multinational life sciences companies for 575+ companies and more than 200,000 individuals. Reliable global market data is available for 25 countries and positions at the executive, management, professional, sales and support levels, as well as overall compensation practices. Target industries include biotechnology, pharmaceutical, medical device, diagnostic and clinical research organizations (CROs). The Radford Global Life Sciences Survey is the primary source of benchmark data used. The Culpepper Life Sciences Wage Survey is used as a secondary source for positions not accurately matched to the Radford survey data.

The Survey Data is used to determine whether or not a Named Executive Officer’s salary and bonus opportunity are competitive within the industry. The salary and bonus are compared to the 50th percentile, which Novavax considers to be within a competitive range of the market for a company of its size and stage of clinical development.

Internal Pay Equity

The Compensation Committee considers internal equity when determining compensation to ensure that the Company is fair in its pay practices across all levels and to ensure that there is no discrimination in pay practices among the protected classes. The Committee provided certain adjustments in 2007 to provide for internal equity and market competitiveness.

Radford Report

In January 2008, the Compensation Committee retained Radford Surveys and Consulting, a unit of Aon Consulting, an independent executive compensation consulting firm, to provide advice and assistance to the Committee and management in the area of executive compensation. The consultant was authorized by the Committee to work with certain executive officers of the Company as well as other employees in the Company’s human resources, legal, and finance departments in connection with the consultant’s work for the Committee. The consultant conducted a review of the total compensation of the Company’s executive officers and prepared reports for review by management and subsequently by the Compensation Committee that was used in determining appropriate levels of compensation for each executive officer for 2008 (the “Radford Report”).

What the Compensation Program is Designed to Reward

Company Performance

The executive compensation program is designed to reward both individual performance as well as corporate performance. A significant portion of a Named Executive Officer’s total compensation package is based on the Company’s performance and the achievement of certain corporate goals. Because of the key role the Named Executive Officers play in the success of the Company, a significant portion of the achievement of corporate goals is reflective of the Named Executive Officers’ individual performance. In March 2007, the Board of Directors and the executive committee jointly developed a set of objectives for 2007 which were based on the Company’s strategic plan (the “2007 Objectives”). These objectives, which were approved by the Board of Directors on April 26, 2007, include:

•	advancing the H5N1 (pandemic) vaccine to clinical trials in humans;

•	completing a non-dilutive financing transaction;

•	increasing VLP yield production;

•	completing and initiating certain preclinical studies related to the seasonal flu vaccine;

•	constructing, developing and testing of VLP’s for certain other disease targets; and

•	various organizational development projects, such as streamlining the production of lead vaccine candidates and the production of clinical material, retaining key employees, terminating the Estrasorb supply agreement, and upgrading certain business processes.

Individual Performance

Each year, the CEO reviews and evaluates the performance of the other Named Executive Officers and, together, they set performance goals and objectives for the following year. This review is typically conducted in the first quarter of the year. The Executive Chairman of the Board of Directors reviews and evaluates the performance of the CEO and works with the CEO to set his performance goals and objectives. These performance evaluations are used to determine merit salary increases, promotions, bonuses and other rewards. Each of the Named Executive Officers are evaluated on their leadership, team building, interpersonal, delegation and employee development skills and their budget control. In addition, each officer has additional individual goals to support the 2007 Objectives or to further the Company’s strategic plan.

Based on the performance evaluations, each Named Executive Officer is given a performance rating. The performance rating determines the amount of any merit salary increase, adjustments to the incentive cash bonus awards and equity awards. The performance ratings used by the Company include: Outstanding, Exceeds Expectations, Meets Expectations, Improvement Needed and Marginal. Each of the Named Executive Officers that received a rating in March 2007 received a rating of at least “Meets Expectation.” Each of the Named Executive Officers that received a rating in March 2008 received a rating of at least “Exceeds Expectations.”

Elements of Compensation

The Compensation Committee believes that the most effective compensation program is one that provides a competitive base salary, rewards the achievement of established annual and long term goals and objectives and provides an incentive for retention. For this reason, the compensation program is comprised of three primary elements: base salary, a cash incentive bonus program and equity awards. The Compensation Committee believes that these three elements are the most effective combination to motivate and retain the Named Executive Officers.

The Compensation Committee has not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, but generally seeks to provide an overall executive compensation package designed to attract, motivate, and retain highly qualified executive officers, to reward them for performance over time, and to align the interests of the Named Executive Officers with the interests of the stockholders. Although equity compensation is an important component of the compensation program, particularly with respect to creating long-term stockholder value, in 2007, the Compensation Committee focused on ensuring that Named Executive Officer base salaries and bonus opportunities were in line with the median average salaries and annual incentives for comparable positions within the biotech industry.

Base Salary

The Compensation Committee’s philosophy is to maintain base salaries at a competitive level sufficient to recruit and retain individuals possessing the skills and capabilities necessary to achieve the Company’s goals over the long term.

Novavax provides an annual salary to each Named Executive Officer as an economic consideration for each person’s level of responsibility, expertise, skills, knowledge, and experience, which the Compensation Committee compares to other comparable companies within the biotech and pharmaceutical industry and adjust as appropriate, to ensure that the Company will retain this expertise, skill, and knowledge at Novavax.

Merit increases are awarded effective April 1st of each year, reflecting performance for the previous year. In 2007, salary increases were awarded to Mr. Church, Mr. Hage, and Ms. Heaton at the meeting of the Compensation Committee on March 6, 2007. The increases were determined by an annual performance review in light of the individual’s 2006 performance goals and achievement of Company objectives as well as by reference to the Survey Data. Effective April 1, 2007, the base salaries for these Named Executive Officers were:

	Base	Percentage
Executive	Salary	Increase

Rahul Singhvi	$350,000	0
Jeffrey Church	$249,180	2
Raymond J. Hage	$238,392	5
Penny M. Heaton	$262,905	2

Dr. Singhvi did not receive a merit increase because the Compensation Committee awarded Dr. Singhvi a larger bonus opportunity and larger equity award to further align his interests with those of Novavax’s stockholders and to make a larger component of his compensation dependent on the Company’s performance.

For Named Executive Officers that were not with the Company for the full year, the merit award was pro-rated based on the executive’s date of hire.

Mr. Stigliano and Mr. Robinson were hired by Novavax during 2007. As of their respective hire dates, the annual base salaries for Mr. Stigliano and Mr. Robinson were $250,000 and $220,000, respectively, which the Committee recommended to the Board based upon reference to the Survey Data.

On March 6, 2008, the Compensation Committee approved merit increases to each of the Named Executive Officers that remain officers with the Company. The increases were determined by an annual performance review in light of the individual’s 2007 performance goals and achievement of Company objectives as well as by reference to the Survey Data and the Radford Report. Effective April 1, 2008, the base salaries for the Named Executive Officers are:

	Base	Percentage
Executive	Salary	Increase

Rahul Singhvi	$425,000	18
Len Stigliano	$259,306	3.5
Raymond J. Hage	$250,312	5
Penny M. Heaton	$292,905	10
James Robinson	$236,127	7

The increases for Dr. Singhvi and Dr. Heaton were substantially higher than the other Named Executive Officers because the Radford Report indicated that their base salaries trailed the 25th percentile of the data used in that report and were considerably below the 50th percentile target. These higher increases allow the Company to meet the overall compensation targets within the 50th percentile range and to retain highly qualified and motivated executives. In connection with this salary increase, the Compensation Committee lowered Dr. Singhvi’s bonus target from 100% to 60% of his base salary.

For Named Executive Officers that were not with the Company for the full year, the merit award was pro-rated based on the executive’s date of hire.

Incentive Cash Bonus

The incentive cash bonus program is designed to motivate and reward the Named Executive Officers for the achievement of specific corporate goals. The purpose of the incentive cash bonus program is to align company, departmental and individual goals throughout the Company and to provide an incentive that further ties individual contribution and teamwork to compensation.

At the time that the Board of Directors approved the 2007 Objectives, the Board also weighted each Objective. The Board outlined specific metrics to determine whether the Company achieved 75%, 100% or 125% of the Objectives. Bonuses are not awarded if 75% of the corporate objectives are not achieved.

On March 6, 2008, the Compensation Committee reviewed the Company’s performance in relation to the 2007 Objectives. The Compensation Committee discussed each Objective and determined if the Company met the target, exceeded the target or did not meet the target. After this discussion, the Compensation Committee determined that the Company achieved 95% of the 2007 Objectives. The following table summarizes the Committee’s conclusions regarding meeting the 2007 Objectives:

Objective	Achievement	Explanation

Advancing the H5N1 vaccine to clinical trials in humans	Exceeded objective	Human clinical trials for the H5N1 vaccine began earlier than anticipated.
Completing a non-dilutive financing transaction	Did not meet objective	The Company did not meet this objective.
Increasing VLP yield production	Exceeded objective	The Company achieved an increase in process yields that exceeded the identified goal.
Completing preclinical studies related to the seasonal flu vaccine and beginning a toxicology study	Met objective	The initial pre-clinical study for the IND filing was completed with favorable results. The FDA agreed that the safety data from the H5N1 clinical trial was applicable to the seasonal flu vaccine program.
Constructing and testing in an animal probe study the use of VLP’s for certain other disease targets	Exceeded objective	Several VLP constructs were prepared to create vaccine candidates for two potential disease targets, VZV and an undisclosed target. Animal testing has begun for one disease target and patent applications were filed with respect to this research.
Various organizational development projects, such as streamlining the production of lead vaccine candidates and the production of clinical material, retaining key employees, terminating the Estrasorb supply agreement, and upgrading certain business processes	Exceeded objective	Six out of six objectives were achieved.

The target bonus is a percentage of the named executive’s base salary. The target bonus percentages are determined based on market data. The 2007 bonus targets were as follows:

Percentage of
Executive	Base Salary

Rahul Singhvi	100
Jeffrey Church	40
Len Stigliano	40
Raymond J. Hage	40
Penny M. Heaton	40
James Robinson	40

The CEO’s bonus is based solely on the achievements of the 2007 Objectives. The Compensation Committee believes the higher the individual’s position within Novavax, the more closely his or her bonus award should be tied to the Company’s success. For all of the other Named Executive Officers, the Compensation Committee considers both corporate achievements as well as individual performance. To be eligible for a bonus, the Named Executive

Officers, other than the CEO, must achieve at least a “Meets Expectations” on his or her annual performance review. For these Named Executive Officers, 80% of the bonus is based on corporate achievement and 20% of the bonus is based on individual performance. Based on the analysis described above, the Compensation Committee assigned a 95% achievement to the corporate objectives for 2007. The CEO determined the individual achievement percentages for each Named Executive Officer, and the bonuses were calculated accordingly.

For Named Executive Officers that were not with the Company for the full year, the bonus award was pro-rated based on the executive’s date of hire. Mr. Church did not receive a bonus because he left employment with Novavax.

At the Compensation Committee meeting on March 6, 2008, Dr. Singhvi’s bonus percentage was reduced from 100% to a 60% target bonus opportunity in combination with his salary increase. This was done to more accurately align his target total compensation with benchmarks within the Radford Report.

Equity Awards

Equity incentive awards are a fundamental element in the executive compensation program because they emphasize long term performance, as measured by creation of stockholder value, and foster a commonality of interest between stockholders and key executives. In addition, they are crucial to a competitive compensation program for Named Executive Officers because they act as a powerful retention tool. The Compensation Committee views the Company as still facing significant risk, but with a potential for a high upside. Equity incentive awards are designed to provide the most meaningful component of executive compensation. The Named Executive Officers are motivated by the potential appreciation in the stock price above the exercise price of the stock options. To encourage continued employment, stock option grants to the Named Executive Officers typically include options that require the executive to remain a Novavax employee for three years before the options are fully vested. In addition, the Compensation Committee also awards options that vest as the Named Executive Officer achieves certain milestones. The Compensation Committee believes it is important to tie the long-term benefit potentially realizable by the executive to a long term commitment with Novavax.

Equity incentive awards may include stock options, stock appreciation rights, restricted or unrestricted stock awards, stock equivalent units and any other stock based awards under Section 162(m) of the Internal Revenue Code. Traditionally, the Company grants stock options as the primary form of equity compensation, but does, at times, grant restricted stock. Restricted stock grants are used at times to attract and retain key executive officers. Restricted grants are typically based on critical milestones to be achieved over a period of time or vest over three years.

Annual stock option grants are awarded to the Named Executive Officers at the discretion of the Compensation Committee. The Compensation Committee considered Company performance, competitive data and the individual’s scope of responsibility and continuing performance.

To be eligible to receive an award of stock options, the Named Executive Officer must have an overall performance rating of at least “Meets Expectations.” In March 2007, the stock options awarded to the Named Executive Officers were awarded in amounts intended to replenish options that had vested during the previous year. The Compensation Committee felt that this practice furthered the goals of retention and aligning the Named Executive Officer’s interest with the Company’s stockholders.

Perquisites and Other Personal Benefits

The Company provides the Named Executive Officers with certain perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with the overall compensation program and with competitive practice in the industry.

Novavax provides reimbursement for relocation and commuting expenses to certain Named Executive Officers due in part to the Company’s relocation from Malvern, PA and in part to the limited pool of resources in the local area with the knowledge, skill and expertise needed to fulfill the Company’s complex requirements. These expenses are typically “grossed up” to reimburse the Named Executive Officers for state and federal income taxes imposed on the relocation and commuting and lodging expenses. The Compensation Committee believes this is necessary so as to not provide a financial hardship on the executive during the transition process to Novavax.

In connection with joining the Company, Dr. Singhvi received a signing bonus of $55,000, which was designed to reimburse Dr. Singhvi for education costs paid by a previous employer which had become Dr. Singhvi’s responsibility in connection with leaving that employer. The amount of such bonus was amortized in 2007 for accounting purposes and is reflected in the Summary Compensation Table. The Company grossed up the signing bonus to reimburse Dr. Singhvi for state and federal income taxes imposed on the signing bonus.

All of the Named Executive Officers are eligible to participate in the Company’s employee benefit plans, including health, dental and vision insurance, a prescription plan, flexible spending accounts, short and long term disability, life insurance and a 401(k) plan. The Company matches 25% up to 6% of the Named Executive Officers’ contributions to the 401(k) plan. These plans are offered to all employees and do not discriminate in favor of Named Executive Officers.

Employment Agreements and Severance Benefits

The Company has entered into employment agreements with Dr. Singhvi, Mr. Church, Mr. Stigliano and Mr. Hage. The Company has also provided offer letters to Dr. Heaton and Mr. Robinson. The employment agreements and Dr. Heaton’s offer letter provide for certain payments if the Named Executive Officer is terminated by the Company without cause. The terms of these agreements are described in greater detail in the section entitled “Overview of Employment and Change of Control Agreements.” All of the Named Executive Officers are “at will” employees.

The Company has established a Change in Control Severance Benefit Plan, which provides for severance payments to participating employees if the participant’s employment is terminated in connection with a change in control. This plan is described in greater detail in the section entitled “Overview of Employment and Change of Control Agreements. The Compensation Committee believes it is important to provide such employees with an incentive to remain with the Company and consummate a strategic corporate sale or transaction that maximizes stockholder value. All of the Named Executive Officers participate in the Change in Control Severance Benefit Plan.

Tax and Accounting Implications

As part of its role, the Compensation Committee considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct non-performance based compensation of more than $1 million that is paid to certain executives. The Compensation Committee has considered the $1 million limit for federal income tax purposes on deductible executive compensation that is not performance based and believes that the compensation paid is generally fully deductible for federal income tax purposes. However, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for the Company’s executive officers.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2007 and 2006 by the Company’s Chief Executive Officer, each person who served as the Chief Financial Officer during 2007, and the three other most highly compensated individuals serving as executive officers on December 31, 2007 (collectively, the “Named Executive Officers”):

									Non-Equity
									Incentive Plan	All Other
		Salary	Bonus		Stock Awards		Option Awards		Compensation	Compensation
Name and Principal Position	Year	(4)	(5)		(8)		(9)		(10)	(11)	Total

Rahul Singhvi, ScD.,MBA	2007	350,038	0		124,166		156,001		332,500	66,282	1,028,987
President & Chief Executive Officer	2006	337,510	0		117,778		331,283		100,000	117,409	1,003,980

Len Stigliano(1)	2007	182,015	7,200	(6)	0		29,666		72,659	21,814	313,354
VP, Treasurer & Chief Financial Officer	2006	0	0		0		0		0	0	0

Jeffrey Church(2)	2007	88,459	0		(11,472	)(7)	(48,309	)(7)	0	322	29,000
Former VP, Treasurer, Secretary and CFO	2006	79,939	10,000	(7)	11,472		48,309		23,022	0	172,742

Raymond J. Hage	2007	235,581	0		35,167		112,068		87,729	24,365	494,910
SVP of Commercial Operations	2006	225,286	0		35,167		128,717		81,103	2,632	472,905

Penny M. Heaton	2007	261,704	0		34,333		167,610		99,087	44,115	606,849
VP & Chief Medical Officer	2006	58,711	0		8,583		25,150		19,022	0	111,466

James Robinson(3)	2007	176,730	0		29,931		71,554		67,864	2,640	348,719
VP of Technical & Quality Control Operations	2006	0	0		0		0		0	0	0

(1)	Mr. Stigliano was appointed as Interim Chief Financial Officer of the Company on April 9, 2007 and was appointed Vice President, Treasurer and Chief Financial Officer of the Company on August 2, 2007.

(2)	Mr. Church resigned as the Company’s Vice President, Treasurer, Secretary and Chief Financial Officer effective April 20, 2007.

(3)	Mr. Robinson was appointed Vice President, Technical Operations and Quality Operations of the Company effective March 14, 2007.

(4)	Includes amounts earned but deferred at the election of the Named Executive Officer, such as salary deferrals under the Company’s 401(k) plan established under Section 401(k) of the Internal Revenue Code.

(5)	Performance-based bonuses are generally paid under the Company’s incentive cash bonus program and reported as Non-Equity Incentive Plan Compensation. Except as otherwise noted, amounts reported as Bonus represent discretionary bonuses awarded by the Compensation Committee in addition to any amount earned under the incentive cash bonus program.

(6)	Consists of a bonus paid to Mr. Stigliano for his performance while serving as Interim Chief Financial Officer.

(7)	Consists of a signing bonus paid to Mr. Church when he joined Novavax. Mr. Church repaid the bonus upon his separation from the Company. In connection with his separation, the Company also reversed the dollar amount recognized for financial reporting purposes in accordance with SFAS No. 123R for stock awards and stock option grants awarded to Mr. Church.

(8)	Reflects the dollar amount recognized for financial reporting purposes in accordance with FAS 123(R) and thus may include amounts from stock awards granted in and prior to the respective year. Expense recognized for financial reporting purposes is recognized on a straight-line basis over the vesting period based on the fair value of the award on the date of grant. The fair value of the stock grants is based on the quoted market price for the Company’s common stock on the date of grant. Assumptions used in the calculation of this amount for years ended December 31, 2006 and 2007 are included in Note 9 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008.

(9)	Reflects the dollar amount recognized for financial reporting purposes in accordance with SFAS No. 123R and thus may include amounts from option awards granted in and prior to the respective year. Expense recognized for financial reporting purposes equals the number of shares attributable to the respective year of service multiplied by the fair value per share of the stock award as of the date of grant. Assumptions used in the calculation of this amount for years ended December 31 2006 and 2007 are included in Note 9 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008.

(10)	Represents bonus amounts earned in 2007 and 2006 under the Company’s incentive cash bonus program. For a description of the incentive cash bonus program, see page 24 of the Compensation Discussion and Analysis.

(11)	See the All Other Compensation table below for additional information.

All Other Compensation

Novavax provides the Named Executive Officers with additional benefits, reflected in the All Other Compensation table below for 2007, that the Company believes are reasonable, competitive and consistent with the Company’s overall executive compensation program. For more information regarding the perquisites paid by Novavax, see page 26 of the Compensation Discussion and Analysis.

		Company
	Insurance	401(k)	Relocation	Commuting	Amortization of	Tax Gross
	Premiums	Contributions	Expenses	Expenses	Sign on Bonus	Ups
	(1)	(2)	(3)	(4)	(5)	(6)	Total

Rahul Singhvi	420	3,375	13,517	0	17,870	31,100	66,282
Len Stigliano	1,501	938	0	13,656	0	5,719	21,814
Jeffrey Church	322	0	0	0	0	0	322
Raymond J. Hage	420	2,366	15,289	0	0	6,290	24,365
Penny M. Heaton	420	3,375	0	28,418	0	11,902	44,115
James Robinson	499	1,169	972	0	0	0	2,640

(1)	Represents the incremental cost to the Company of life insurance premiums to provide term life insurance benefits to the Named Executive Officers in the amount of two times the executive’s base salary, up to a maximum of $400,000.

(2)	Represents employer matching contributions to the Company’s 401(k) plan.

(3)	Represents the reimbursement of relocation expenses.

(4)	Represents the reimbursement of commuting and lodging expenses

(5)	Represents the amount of a $54,000 signing bonus received by Dr. Singhvi upon joining the Company that was amortized in 2007 for accounting purposes. The signing bonus was designed to reimburse Dr. Singhvi for education costs paid by a previous employer, which had become Dr. Singhvi’s responsibility in connection with his leaving that employer.

(6)	Includes amounts paid to reimburse the Named Executive Officers for state and federal income taxes imposed on relocation, commuting and lodging expenses and the signing bonus paid to Dr. Singhvi.

GRANTS OF PLAN BASED AWARDS TABLE

The following table sets forth information with respect to option awards and other plan-based awards granted during the fiscal year ended December 31, 2007 to the Company’s Named Executive Officers:

						All Other	Exercise	Grant Date
	Estimated Future				All Other	Option	or	Fair
	Payouts				Stock	Awards:	Base	Value of
	Under				Awards:	Number of	Price of	Stock and
	Non-Equity Incentive				Number of	Securities	Option	Option
	Plan Awards(1)			Grant	Shares of	Underlying	Awards	Awards
Name	Threshold	Target	Maximum	Date	Stock	Options	(2)	(3)
Rahul Singhvi	262,500	350,000	437,500
				3/7/2007		100,000	$2.77	$206,030
Len Stigliano	75,000	100,000	125,000
				7/2/2007		225,000	$2.98	$500,782
Jeffrey Church	74,754	99,672	124,590
				3/7/2007		25,000	$2.77	$51,507
Raymond J. Hage	71,518	95,357	119,196
				3/7/2007		75,000	$2.77	$154,522
Penny M. Heaton	78,872	105,162	131,453
				3/7/2007		40,000	$2.77	$82,412
James Robinson	66,000	88,000	110,000
				3/7/2007	35,000			$96,950
				3/7/2007		160,000	$2.77	$329,648

(1)	The amounts reflect the minimum payment level under the cash bonus program which is 75% of the target amount. If 75% of the 2007 Objectives was not achieved, a cash bonus would not have been paid. The maximum amount is 125% of the target amount. The Compensation Committee reviewed the Company’s performance in relation to the 2007 Objectives and determined that the Company met 95% of the Objectives. The target amount is based on the individual’s current salary and represents 100% of Dr. Signhvi’s base salary and 40% of the base salary of each of Mr. Stigliano, Mr. Church, Mr. Hage, Ms. Heaton and Mr. Robinson. Mr. Church did not receive a bonus because he terminated his employment with the Company.

(2)	Options granted have an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant which, under the Company’s 2005 Stock Incentive Plan, is equal to the closing price of the Company’s Common Stock as reported on the NASDAQ Global Market on the date of grant.

(3)	Reflects the dollar amount the Company would expense in its financial statement over the award vesting schedule recognized for financial reporting purposes in accordance with SFAS No. 123R. Assumptions used in the calculation of this amount are included in Note 9 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information with respect to the value of all unexercised options previously awarded to the Company’s Named Executive Officers as of December 31, 2007:

		Option Awards
		Number of				Stock Awards
		Securities	Number of			Number of	Market Value
		Underlying	Securities			Shares of	of Shares
		Unexercised	Underlying	Option	Option	Stock That	That Have
	Grant	Options	Options	Exercise	Expiration	Have Not	Not
Name	Date	Exercisable	Unexercisable	Price	Date	Vested	Vested (6)(7)

Rahul Singhvi	4/6/2004	85,000	—	$6.18	4/6/2014(1)
	2/24/2005	30,000	15,000	$2.21	2/24/2015(1)
	3/31/2005	33,333	16,667	$1.41	3/31/2015(1)
	5/4/2005	20,000	10,000	$1.48	5/4/2015(2)
						11,261	$37,499
	8/10/2005	100,000	50,000	$0.74	8/10/2015(2)
						41,667	$38,751
	8/26/2005	300,000	200,000	$1.34	8/26/2015(3)
	2/17/2006	50,000	50,000	$4.60	2/17/2016(4)
						33,333	$110,999
	3/7/2007	—	100,000	$2.77	3/17/2017(2)

Len Stigliano	7/2/2007	—	225,000	$2.98	7/2/2017(2)

Jeffrey Church(8)		—	—	—	—	—	—

Raymond J. Hage	1/5/2004	50,000	—	$6.00	1/5/2014(1)
	3/9/2004	25,000	—	$5.95	3/9/2014(1)
	2/24/2005	30,000	15,000	$2.21	2/24/2015(1)
	5/4/2005	16,667	8,333	$1.48	5/4/2015(2)
						11,261	$37,499
	8/10/2005	66,667	33,333	$0.74	8/10/2015(2)
						25,000	$83,250
	8/26/2005	54,000	36,000	$1.34	8/26/2015(3)
	2/17/2006	16,667	33,333	$4.60	2/17/2016(2)
	3/7/2007	—	75,000	$2.77	2/17/2017(2)

Penny M. Heaton	10/9/2006	64,000	96,000	$4.12	10/9/2016(5)
						16,666	$55,498
	3/7/2006	—	40,000	$2.77	3/7/2017(2)

James Robinson	3/7/2007	—	160,000	$2.77	3/7/2017(2)
						35,000	$116,550

(1)	These options were awarded under the Company’s 1995 Stock Incentive Plan and vest in three equal increments on the first three anniversaries of the date of grant.

(2)	These options were awarded under the Company’s 2005 Stock Incentive Plan and vest in three equal increments on the first three anniversaries of the date of grant.

(3)	These options were awarded under the Company’s 2005 Stock Incentive Plan and vest (i) with respect to 20% of the shares, when the market capitalization of the Company exceeded $150 million; (ii) with respect to 20% of the shares, when the market capitalization of the Company exceeded $250 million; (iii) with respect to 20% of the shares, when the market capitalization of the Company exceeded $350 million; (iv) with respect to 20% of the shares, when $35 million principal amount of convertible notes made by the Company in favor of certain institutional investors are redeemed or repaid in full; and (v) with respect to 20% of the shares, when a Change in Control occurs.

(4)	These options were awarded under the Company’s 2005 Stock Incentive Plan and vest (i) with respect to 25% of the shares, when the market capitalization of the Company exceeded $250 million; (ii) with respect to 25% of the shares, when the market capitalization of the Company exceeded $350 million; (iii) with respect to 25% of the shares, when $35 million principal amount of convertible notes made by the Company in favor of certain institutional investors are redeemed or repaid in full; and (iv) with respect to 25% of the shares, when a Change in Control occurs.

(5)	The options vest in five equal tranches upon the achievement of certain milestones related to the Company’s vaccine development efforts.

(6)	These restricted stock grants were awarded under the Company’s 2005 Stock Incentive Plan and vest in three equal increments on the first three anniversaries of the date of grant.

(7)	Based on the closing price of the Company’s Common Stock of $3.33 as reported on the NASDAQ Global Market System on December 31, 2007.

(8)	Mr. Church resigned as Vice President, Treasurer, Secretary and Chief Financial Officer of the Company effective April 20, 2007. All unvested options (225,000) and restricted stock awards (25,000) were cancelled upon his date of resignation.

OPTIONS EXERCISED AND STOCK VESTED TABLE

The following table sets forth certain information concerning the vesting of the Company’s Common Stock held by the Named Executive Officers during the fiscal year ended December 31, 2007:

	Stock Awards
	Number of
	Shares	Value
	Acquired	Realized
	On	On
Name	Vesting	Vesting(1)

Rahul Singhvi	11,261	$37,161
	41,666	$132,498
	16,666	$65,997
Len Stigliano	—	—
Jeffrey Church	—	—
Raymond J. Hage	11,261	$37,161
	25,000	$79,500
Penny M. Heaton	8,333	$31,665
James Robinson	—	—

(1)	Based on the closing price of the Company’s Common Stock, as reported on the NASDAQ Global Market on the date on which the stock vested, or, if the stock vested on a weekend or holiday, the closing price of the stock on the next day the Company’s stock was traded.

OVERVIEW OF EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

Employment Agreement with Rahul Singhvi

In November 2005 and amended in August 2007, the Company entered into an employment agreement with Dr. Singhvi which provides that Dr. Singhvi will devote his full business time to the performance of services as the President and Chief Executive Officer of the Company. The agreement expires on September 1, 2009, unless earlier terminated and may be renewed upon the agreement of the Company and Dr. Singhvi.

Dr. Singhvi’s employment agreement provides for a base salary of $350,000, subject to annual performance reviews. In addition, he is entitled to receive a performance and incentive bonus each year, in an amount to be determined by the Board, or any committee thereof authorized to make such determination, which is based on Dr. Singhvi’s and the Company’s achievement of certain specified goals. The target bonus to which Dr. Singhvi is entitled was initially 100% of his salary. In 2008, the Compensation Committee decreased this amount to 60% of base salary in connection with the increase to Dr. Singhvi’s salary. The bonus may be paid partly in cash and partly in shares of restricted stock in the discretion of the Board.

On July 23, 2007, the Company agreed to reimburse Dr. Singhvi for the costs of relocating from Pennsylvania to Maryland in connection with the move of the Company’s headquarters in an amount not to exceed $225,000, inclusive of any tax gross ups.

Dr. Singhvi is also entitled to additional stock awards based upon performance and subject to the Board’s approval, reimbursement of reasonable expenses incurred by him in connection with the performance of his duties, and to participate in the Company’s Severance Plan (discussed below).

If Dr. Singhvi is terminated without “cause” or leaves the Company for “good reason” (as such terms are defined in Dr. Singhvi’s employment agreement), Dr. Singhvi may receive a lump sum separation payment equal to twelve (12) months of his then current salary. To be entitled to such a payment, Dr. Singhvi must execute and deliver to the Company a separation and release agreement, releasing the Company from any claims.

Dr. Singhvi has agreed to maintain the confidentiality of the Company’s proprietary information, and that all work product discovered or developed by him in the course of his employment belongs to the Company. In addition, he has agreed not to compete with the Company, directly or indirectly, within the United States or interfere with or solicit the Company’s contractual relationships, in each case during the term of his employment and for a period of one year following the termination of his employment.

Employment Agreement with Len Stigliano

In July 2007 and amended in August 2007, the Company entered into an employment agreement with Mr. Stigliano which provides that Mr. Stigliano will devote his full business time to the performance of services as the as Vice President, CFO and Treasurer of the Company. The agreement expires on July 1, 2008, unless earlier terminated and may be renewed upon the agreement of the Company and Mr. Stigliano.

Mr. Stigliano’s employment agreement provides for a base salary of $250,000, subject to annual performance reviews upon the completion of the year end audit. He is also entitled to receive a performance and incentive bonus each year, in an amount to be determined by the Board, or any committee thereof authorized to make such determination, which is based on Mr. Stigliano’s and the Company’s achievement of certain specified goals. The target bonus to which Mr. Stigliano is entitled is 40% of his salary. The bonus may be paid partly in cash and partly in shares of restricted stock in the discretion of the Board.

The Company has agreed to reimburse Mr. Stigliano for travel and lodging expenses incurred in his commute from Pennsylvania, in an amount not to exceed $25,000 per year. In addition, the Company will reimburse Mr. Stigliano for state and federal income taxes imposed on these reimbursable expenses.

Mr. Stigliano is also entitled to additional stock awards based upon performance and subject to the Board’s approval, reimbursement of reasonable expenses incurred by him in connection with the performance of his duties, and to participate in the Company’s Severance Plan (discussed below).

If Mr. Stigliano is terminated without “cause” (as such term is defined in Mr. Stigliano’s employment agreement), Mr. Stigliano may receive a lump sum separation payment equal to six (6) months of his then current salary. To be entitled to such a payment, Mr. Stigliano must execute and deliver to the Company a separation and release agreement, releasing the Company from any claims.

Mr. Stigliano has agreed to maintain the confidentiality of the Company’s proprietary information, and that all work product discovered or developed by him in the course of his employment belongs to the Company. In addition, he has agreed not to compete with the Company, directly or indirectly, within the United States or interfere with or solicit the Company’s contractual relationships, in each case during the term of his employment and for a period of one year following the termination of his employment.

Employment Agreement with Jeffrey Church

Effective April 20, 2007, the employment agreement between Mr. Church and the Company was terminated. Because Mr. Church was not terminated for “cause” and did not resign for “good reason,” he was not entitled to, and did not receive, any severance payment upon his termination. Mr. Church was required to repay his signing bonus in full in connection with his termination.

Employment Agreement with Raymond Hage

In November 2005 and amended in August 2007, the Company entered into an employment agreement with Mr. Hage which provides that Mr. Hage will devote his full business time to the performance of services as the Senior Vice President of Commercial Operations of the Company. The agreement expires on September 1, 2008, unless earlier terminated and may be renewed upon the agreement of the Company and Mr. Hage.

Mr. Hage employment agreement provides for a base salary of $238,392, subject to annual performance reviews. In addition, he is entitled to receive a performance and incentive bonus each year, in an amount to be determined by the Board, or any committee thereof authorized to make such determination, which is based on Mr. Hage’s and the Company’s achievement of certain specified goals. The target bonus to which Mr. Hage is entitled is 40% of his salary. The bonus may be paid partly in cash and partly in shares of restricted stock in the discretion of the Board.

On July 23, 2007, the Company agreed to reimburse Mr. Hage for the costs of relocating from Pennsylvania to Maryland in connection with the move of the Company’s headquarters in an amount not to exceed $100,000, inclusive of any tax gross ups.

Mr. Hage is also entitled to additional stock awards based upon performance and subject to the Board’s approval, reimbursement of reasonable expenses incurred by him in connection with the performance of his duties, and to participate in the Company’s Severance Plan (discussed below).

If Mr. Hage is terminated without “cause” or leaves the Company for “good reason” (as such terms are defined in Mr. Hage’s employment agreement), Mr. Hage may receive a lump sum separation payment equal to six (6) months of his then current salary. To be entitled to such a payment, Mr. Hage must execute and deliver to the Company a separation and release agreement, releasing the Company from any claims.

Mr. Hage has agreed to maintain the confidentiality of the Company’s proprietary information, and that all work product discovered or developed by him in the course of his employment belongs to the Company. In addition, he has agreed not to compete with the Company, directly or indirectly, within the United States or interfere with or solicit the Company’s contractual relationships, in each case during the term of his employment and for a period of six months following the termination of his employment.

Offer Letter to Penny Heaton

On September 6, 2006, the Company and Dr. Heaton entered into an offer letter, pursuant to which Dr. Heaton was hired as the Company’s Chief Medical Officer. Dr. Heaton’s arrangement provided for a base salary of $258,000, subject to annual performance reviews. In addition, she is entitled to receive a performance and incentive bonus each year, in an amount to be determined by the Board, or any committee thereof authorized to make such determination, which is based on Dr. Heaton’s and the Company’s achievement of certain specified goals. The target bonus to which Dr. Heaton is entitled is 40% of her salary.

Dr. Heaton is also entitled to reimbursement of reasonable expenses incurred by her in connection with the performance of her duties, including professional society fees and weekly literature services and to participate in the Company’s Severance Plan (discussed below). Dr. Heaton is permitted to work from home at times, but has agreed to work from Novavax’s headquarters at least three days a week. The Company also agreed to reimburse Dr. Heaton for lodging expenses when she joined Novavax. From March 2007 through March 2008, the Company paid $1,733 per month for a lease of an apartment. The Company has since stopped paying this expense.

If Dr. Heaton is terminated without “cause” (as such terms are defined Dr. Heaton’s offer letter), Dr. Heaton is entitled to a separation payment equal to six (6) months of her then current salary, payable in accordance with the Company’s payroll practices. To receive such a payment, Dr. Heaton must execute and deliver to the Company a separation and release agreement, releasing the Company from any claims.

Offer Letter to Jim Robinson

On February 19, 2007, the Company and Mr. Robinson entered into an offer letter, pursuant to which Mr. Robinson was hired as the Company’s Vice President, Technical and Quality Operations. Mr. Robinson’s arrangement provided for a base salary of $222,000, subject to annual performance reviews. In addition, he is entitled to receive a performance and incentive bonus each year, in an amount to be determined by the Board, or any committee thereof authorized to make such determination, which is based on Mr. Robinson’s and the Company’s achievement of certain specified goals. The target bonus to which Mr. Robinson is entitled is 40% of his salary.

Mr. Robinson is entitled to reimbursement of reasonable expenses incurred by him in connection with the performance of his duties and to participate in the Company’s Severance Plan (discussed below).

Amended and Restated Change in Control Severance Benefit Plan

In August 2005, the Board of Directors adopted a Change of Control Severance Benefit Plan (the “Severance Plan”). The Severance Plan was amended in July 2006, as described below. The purpose of the Severance Plan is to provide severance pay and benefits to a select group of employees whose employment with the Company may be terminated following a change in control event, to provide such employees with an incentive to remain with the Company and help the Company consummate a strategic corporate sale or transaction that maximizes stockholder value.

Participants in the Severance Plan are recommended by the President and CEO and approved by the Board of Directors. Selected participants with existing severance agreements will be given the choice to elect coverage under the Severance Plan or under their existing agreements, whichever is more favorable. Each of the Named Executive Officers that are currently officers of the Company participate in the Severance Plan. Mr. Church was a participant in the Severance Plan while employed by the Company and was not entitled to any severance benefits when he terminated his employment.

The Severance Plan provides for the payment of benefits upon certain triggering events. A triggering event occurs if a participant’s employment is terminated due to an “Involuntary Termination without Cause” for a reason other than death or disability or as a result of a “Constructive Termination” which occurs either (i) for a certain period (not to exceed 24 months) after the effective date of a “Change in Control” or (ii) before the Change in Control but after the first day on which the Board and/or senior management of the Company has entered into formal negotiations with a potential acquirer that results in the consummation of the Change In Control. The specific period of time following the effective date of a Change in Control during which payment of benefits under the Severance Plan may be triggered is as follows:

Severance
Executive	Period

Rahul Singhvi	24 months
Len Stigliano	12 months
Raymond J. Hage	12 months
Penny M. Heaton	12 months
James Robinson	12 months

If a triggering event occurs, the participant is entitled to a lump sum severance payment, a bonus equal to 100% of the target annual performance bonus for the period in which the termination date occurred, and continuation of medical, dental, vision and hospitalization benefits for a certain period of time.

	Severance	Continuation of
Executive	Payment	Benefits Period

Rahul Singhvi	24 months salary	24 months
Len Stigliano	12 months salary	12 months
Raymond J. Hage	12 months salary	12 months
Penny M. Heaton	12 months salary	12 months
James Robinson	12 months salary	12 months

Initially, the Severance Plan provided that all outstanding equity awards held by participants became vested and exercisable upon a change in control of the Company (a “Single Trigger Acceleration”). In July 2006, the board amended and restated the Severance Plan to provide that, upon a termination of employment following a Change in Control, all awards granted thereafter and held by participants shall become vested and exercisable in full (a “Double Trigger Acceleration”). In April 2007, the Compensation Committee recommended and the Board of Directors adopted revised stock option agreements, restricted stock agreements and restricted stock unit agreements for all awards made in March 2007 and thereafter that provide for Double Trigger Acceleration to conform with the amended Severance Plan. This action did not alter awards granted before March 2007. The Severance Plan provides that all vested and exercisable options may be exercised within one year from the participant’s termination date, provided however that no exercise may occur later than the expiration date of the option as set forth in the applicable option agreement.

As used herein, the terms “Involuntary Termination without Cause,” “Constructive Termination” and “Change in Control” shall have the following meanings:

Involuntary Termination without Cause means the termination of an Eligible Employee’s employment which is initiated by the Company for a reason other than Cause.

Cause means (i) conviction of, a guilty plea with respect to, or a plea of nolo contendere to a charge that the Eligible Employee has committed a felony under the laws of the United States or of any state or a crime involving moral turpitude, including, but not limited to, fraud, theft, embezzlement or any crime that results in or is intended to result in personal enrichment at the expense of the Company; (ii) material breach of any agreement entered into between the Eligible Employee and the Company that impairs the Company’s interest therein; (iii) willful misconduct, significant failure to perform the Eligible Employee’s duties, or gross neglect by the Eligible Employee of the Eligible Employee’s duties; or (iv) engagement in any activity that constitutes a material conflict of interest with the Company.

Constructive Termination means a termination initiated by an Eligible Employee because any of the following events or conditions have occurred:

(a)	a change in the employee’s status, title, position or responsibilities (including reporting responsibilities) which represents an adverse change from the employee’s status, title, position or responsibilities as in effect immediately preceding the effective date of a Change in Control or at any time thereafter; the assignment to the employee of any duties or responsibilities which are inconsistent with the employee’s status, title, position or responsibilities as in effect immediately preceding the effective date of a Change in Control or at any time thereafter; except in connection with the termination of the employee’s employment for Cause or the termination of an employee’s employment because of an employee’s disability or death, or except as the result of a voluntary termination by the employee other than as a result of a Constructive Termination;

(b)	a reduction in the employee’s pay or any failure to pay the employee any compensation or benefits to which the employee is entitled within five (5) days of the date due;

(c)	the Company’s requiring the employee to relocate his principal worksite to any place outside a thirty (30) mile radius of the employee’s current worksite, except for reasonably required travel on the business of the Company or its affiliates which is not materially greater than such travel requirements prior to the Change in Control;

(d)	the failure by the Company to (A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which the employee was participating immediately preceding the effective date of a Change in Control or at any time thereafter, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the employee, or (B) provide the employee with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which the employee was participating immediately preceding the date of a Change in Control or at any time thereafter;

(e)	the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy of the Company, which petition is not dismissed within sixty (60) days;

(f)	any material breach by the Company of any provision of the Severance Plan; or

(g)	the failure of the Company to obtain an agreement, satisfactory to the employee, from any successors and assigns to assume and agree to perform the obligations created under this Plan as a result of a Change in Control.

Change in Control means (i) a sale, lease, license or other disposition of all or substantially all of the assets of the Company; (ii) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less that fifty percent (50%) of the outstanding voting power of the surviving entity and its parent following the consolidation, merger or reorganization; (iii) any transaction or series of related transactions involving a person or entity, or a group of affiliated persons or entities (but excluding any employee benefit plan or related trust sponsored or maintained by the Company or an affiliate) in which such persons or entities that were not stockholders of the Company immediately prior to their acquisition of Company securities as part of such transaction become the owners, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction and other than as part of a private financing transaction by the Company; or (iv) a Change in the Incumbent Board. For purposes of the Severance Plan, a Change in the Incumbent Board shall occur if the existing members of the Board on the date this Plan is initially adopted by the Board (the “Incumbent Board”) cease to constitute at least a majority of the members of the Board, provided, however, that any new Board member shall be considered a member of the Incumbent Board for this purpose if the appointment or election (or nomination for such election) of the new Board member was approved or recommended by a majority vote of the members of the Incumbent Board who are then still in office.

Regular Termination Benefits

In addition to the benefits described above, the Named Executive Officers are also entitled to certain payments and benefits upon termination of employment that are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

•	Accrued salary and vacation pay;

•	Life insurance; and

•	Distribution of plan balances under the Company’s 401(k) plan.

POTENTIAL PAYMENTS UPON TERMINATION

Termination without Cause

Dr. Singhvi, Mr. Stigliano, Mr. Hage and Dr. Heaton have arrangements with Novavax that provide for a cash severance payment if the executive is terminated without “cause.” All vested and exercisable stock options must be exercised within three months following the termination date. If such termination had occurred on December 31, 2007, the Company would have made the following payments:

Severance
Executive	Payment

Rahul Singhvi	$350,000
Len Stigliano	$125,000
Raymond Hage	$119,196
Penny Heaton	$131,453

Cause is defined to mean (i) the executive’s willful failure or refusal to perform in all material respects the services required by him; (ii) executive’s willful failure or refusal to carry out any proper and material direction by the President and CEO or Board of Directors with respect to the services to be rendered by him or the manner of rendering such services; (iii) executive’s willful misconduct or gross negligence in the performance of his duties; (iv) executive’s commission of an act of fraud, embezzlement or theft or felony involving moral turpitude, (v) executive’s use of confidential information, other than for the benefit of the Company in the course of rendering services to the Company or (iv) a breach of executive’s non-competition obligations.

Termination for Good Reason

Dr. Singhvi and Mr. Hage have employment agreements with Novavax that provide for a lump sum cash severance payment if the executive terminates his employment for good reason. All vested and exercisable stock options must be exercised within three months following the termination date. If such termination had occurred on December 31, 2007, the Company would have made the following payments:

Severance
Executive	Payment

Rahul Singhvi	$350,000
Raymond Hage	$119,196

Good Reason is defined to mean the Company’s material reduction or diminution of executives responsibilities and authority, other than for cause, without his consent.

Termination for Cause

In the event a Named Executive Officer is terminated for cause, the Company has no further obligation to the executive other than the obligation to pay any unpaid base salary accrued through the termination date. All vested and exercisable stock options must be exercised within three months following the termination date.

Termination as a Result of Death or Disability

In the event a Named Executive Officer is terminated for death or disability, the Company has no further obligation to the executive other than the obligation to pay any unpaid base salary accrued through the termination date. If the executive dies while in the employ of the Company (or within three months after the date on which the executive ceases to be an employee) vested and exercisable options may be exercised by the executive’s estate for one year following the executive’s death. If the executive becomes disabled while in the employ of the Company, vested and exercisable options may be exercised by the executive for a period of one year after the executive ceases to be an employee due to a disability.

Termination in Connection with a Change in Control

Each of the Named Executive Officers participate in the Severance Plan. The following table sets forth the payments the Company would have made had the Named Executive Officers been terminated in connection with a Change in Control in accordance with the Severance Plan:

Name	Benefit	Amount

Rahul Singhvi	Severance Payment	$700,000
	Bonus(1)	$350,000
	Equity Awards(2)	$650,800
	Health Insurance Benefits(3)	$28,134
	Total	$1,728,934
Len Stigliano	Severance Payment	$250,000
	Bonus(1)	$100,000
	Equity Awards(2)	$78,750
	Health Insurance Benefits(3)	$14,067
	Total	$442,817
Raymond Hage	Severance Payment	$238,392
	Bonus(1)	$95,357
	Equity Awards(2)	$222,905
	Health Insurance Benefits(3)	$14,067
	Total	$570,721
Penny Heaton	Severance Payment	$262,905
	Bonus(1)	$105,162
	Equity Awards(2)	$22,400
	Health Insurance Benefits(3)	$4,269
	Total	$394,736
James Robinson	Severance Payment	$220,000
	Bonus(1)	$88,000
	Equity Awards(2)	$89,600
	Health Insurance Benefits(3)	$0
	Total	$397,600

(1)	Bonus equals 100% of the Named Executive Officer’s target annual bonus award.

(2)	Reflects the premiums for health, dental and vision coverage under the Company’s group health insurance program. Amounts are based on the premiums in effect at December 31, 2007.

(3)	Represents the value of all unvested equity awards at the closing price on December 31, 2007, minus any applicable exercise price. As described above, depending on when the options were granted, certain options are Single trigger Options and others are Double Trigger Options. For the purpose of this table, the Company has assumed that both the Change in Control and the termination occurred on December 31, 2007.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

John O. Marsh, Chairman
Thomas P. Monath
James B. Tananbaum

This report of the compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 except to the extent that Novavax specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act of 1933 and the Securities Exchange Act of 1934 and shall not be deemed soliciting material.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee has discussed with Grant Thornton LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, “Communication with Audit Committees” (as currently in effect), which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee has also received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” (as currently in effect) relating to the firm’s independence from the Company and its related entities, discussed with Grant Thornton LLP its independence from the Company, and considered the compatibility of the firm’s provision of non-audit services with maintaining its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Michael A. McManus, Jr., Chairman
Gary C. Evans
John O. Marsh, Jr.

This Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 except to the extent that Novavax specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act of 1933 and the Securities Exchange Act of 1934 and shall not be deemed soliciting material.

ADDITIONAL INFORMATION

Transaction of Other Business

The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than the Proposals described above. If any other business should come before the Meeting, however, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

* * *

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, OR VOTE OVER THE INTERNET OR TELEPHONE AS DESCRIBED THEREIN. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

By Order of the Board of Directors

Jennifer Miller
Corporate Secretary

April 29, 2008

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 18, 2008.

Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	C0123456789	12345
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A Proposals — The Board of Directors recommends a vote FOR the nominees listed and FOR Proposals 2 and 3.

1.	Election of Class | Directors:	For	Withhold		For	Withhold	+

	01 - John Lambert*	☐	☐	02 - Rahul Singhvi, Ph.D.*	☐	☐

* Each to serve on the Board of Directors for a three year term expiring at the 2011 Annual Meeting of Stockholders.

		For	Against	Abstain			For	Against	Abstain

2.	To ratify the appointment of Grant Thornton LLP, an independent registered accounting firm, as the independent auditor of the Company for the year ending December 31, 2008.	☐	☐	☐	3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.	☐	☐	☐

B Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐
C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — NOVAVAX, INC.
Annual Meeting of Stockholders
June 18, 2008
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned stockholder of Novavax, Inc. hereby appoints Rahul Singhvi and Len Stigliano and each of them, attorneys, agents and proxies, with the power of substitution to each, to vote all shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Novavax, Inc., to be held at the Company’s headquarters located at 9920 Belward Campus Drive, Rockville, Maryland 20850 on Wednesday June 18, 2008 at 10:00 a.m., local time, and at any adjournments thereof.
The shares represented by this proxy will be voted as directed by the undersigned. IF NO CONTRARY INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR (1) THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY FOR CLASS I DIRECTORS, (2) THE RATIFICATION OF GRANT THORNTON LLP, AN INDEPENDENT REGISTERED ACCOUNTING FIRM, AS THE INDEPENDENT AUDITOR OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2008 AND (3) IN THE DISCRETION OF THE PROXYHOLDER AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING ..
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.